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                                  $500,000,000

                        FIFTH RESTATED CREDIT AGREEMENT

                                  dated as of

                                 June 30, 1994

                                     among

                             SNYDER OIL CORPORATION


                            The Banks Listed Herein

                                      and

                           NATIONSBANK OF TEXAS, N.A.
                                  as the Agent
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
ARTICLE I TERMS DEFINED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

         SECTION 1.1. Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      -----------
         SECTION 1.2. Accounting Terms and Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                      -----------------------------------

ARTICLE II THE CREDIT FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

         SECTION 2.1. Facility A Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                      ----------------------
         SECTION 2.2. Facility B Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                      ---------------------
         SECTION 2.3. Method of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                      -------------------
              2.3.1.              Competitive Bid Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                                  -------------------------
              2.3.2.              Method of Committed Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                                  -----------------------------
         SECTION 2.4. Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                      -----
         SECTION 2.5. Maturity of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                      -----------------
         SECTION 2.6. Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
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         SECTION 2.7. Application of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
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         SECTION 2.8. Mandatory Termination of Facility A Commitment; Extension of Facility A Termination Date  . . . . . .   42
                      ----------------------------------------------------------------------------------------
         SECTION 2.9. Mandatory Termination of Facility B Commitment; Extension of Facility B Termination Date  . . . . . .   43
                      ----------------------------------------------------------------------------------------
         SECTION 2.10.  Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                        ------------------------
         SECTION 2.11.  Commitment Fee for Facility A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                        -----------------------------
         SECTION 2.12.  Commitment Fee for Facility B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                        -----------------------------
         SECTION 2.13.  Agency Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
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         SECTION 2.14.  Borrowing Base Increase Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                        ---------------------------

ARTICLE III GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

         SECTION 3.1. Delivery and Endorsement of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                      ---------------------------------
         SECTION 3.2. General Provisions as to Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                      ---------------------------------
         SECTION 3.3. Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                      --------------
         SECTION 3.4. Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                      -----------------------
         SECTION 3.5. Overdue Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                      ------------------------------

ARTICLE IV BORROWING BASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

         SECTION 4.1. Reserve, Related Asset and Borrowing Base Report; Proposed Borrowing Base . . . . . . . . . . . . . .   47
                      -------------------------------------------------------------------------
         SECTION 4.2. Determination of Total Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                      -------------------------------------
         SECTION 4.3. Special Determination of Total Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                      ---------------------------------------------
         SECTION 4.4. Allocation of Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                      ----------------------------
         SECTION 4.5. Over Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                      ------------
         SECTION 4.6. Initial Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
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
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
ARTICLE V COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

         SECTION 5.1. Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                      --------
         SECTION 5.2. Guaranty by Restricted Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                      -----------------------------------
         SECTION 5.3. Legal Opinions; Corporate Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                      ---------------------------------

ARTICLE VI CONDITIONS TO BORROWINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

         SECTION 6.1. Conditions to Restatement of Existing Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . .   51
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         SECTION 6.2. Conditions to Each Borrowing and Each Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . .   53
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              6.2.1       Conditions Precedent to Each Facility A Committed Borrowing and Letter of Credit  . . . . . . . .   53
                          --------------------------------------------------------------------------------
              6.2.2       Conditions Precedent to Each Committed Borrowing comprised of Facility B Loans  . . . . . . . . .   54
                          ------------------------------------------------------------------------------
              6.2.3       Conditions Precedent to Each Competitive Bid Borrowing Comprised of Facility A Loans  . . . . . .   55
                          ------------------------------------------------------------------------------------
              6.2.4       Conditions Precedent to Each Competitive Bid Borrowing Comprised of Facility B Loans  . . . . . .   56
                          ------------------------------------------------------------------------------------

ARTICLE VII REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

         SECTION 7.1. Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                      -----------------------------
         SECTION 7.2. Existence and Power (Subsidiaries)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                      ----------------------------------
         SECTION 7.3. Corporate, Partnership and Governmental Authorization; Contravention  . . . . . . . . . . . . . . . .   57
                      --------------------------------------------------------------------
         SECTION 7.4. Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
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         SECTION 7.5. Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                      ---------------------
         SECTION 7.6. Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                      ----------
         SECTION 7.7. ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                      -----
         SECTION 7.8. Taxes and Filing of Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                      -------------------------------
         SECTION 7.9. Title to Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                      --------------------------
         SECTION 7.10.  Business; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
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         SECTION 7.11.  Licenses, Permits, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                        ----------------------
         SECTION 7.12.  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
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         SECTION 7.13.  Ownership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
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         SECTION 7.14.  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
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         SECTION 7.15.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
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         SECTION 7.16.  Obligations of Unrestricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                        ----------------------------------------
         SECTION 7.17.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
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ARTICLE VIII AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

         SECTION 8.1. Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
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         SECTION 8.2. Business of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
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         SECTION 8.3. Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
                      ------------------------
         SECTION 8.4. Additional Title Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
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
         SECTION 8.5. Right of Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
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         SECTION 8.6. Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
                      ------------------------
         SECTION 8.7. Maintenance of Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
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         SECTION 8.8. Payment of Taxes and Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                      ---------------------------
         SECTION 8.9. Compliance with Laws and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                      ----------------------------------
         SECTION 8.10.  Operation of Properties and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                        -------------------------------------
         SECTION 8.11.  Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
                        --------------------
         SECTION 8.12.  Environmental Law Compliance and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
                        ------------------------------------------
         SECTION 8.13.  Mortgage Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
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ARTICLE IX NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

         SECTION 9.1. Total Additional Debt of Borrower, Restricted Subsidiaries and DJ Partners, L.P.  . . . . . . . . . .   69
                      --------------------------------------------------------------------------------
         SECTION 9.2. Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
                      -------------------
         SECTION 9.3. Negative Pledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                      ---------------
         SECTION 9.4. Consolidations and Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                      --------------------------
         SECTION 9.5. Asset Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                      ------------------
         SECTION 9.6. Amendments to Material Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                      --------------------------------
         SECTION 9.7. Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                      ---------------
         SECTION 9.8. Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
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         SECTION 9.9. Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                      ----------------------------
         SECTION 9.10.  Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                        -----
         SECTION 9.11.  Hedge Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                        ------------------
         SECTION 9.12.  Obligations of Unrestricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                        ----------------------------------------

ARTICLE X FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

         SECTION 10.1.  Consolidated Working Capital of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                        ----------------------------------------
         SECTION 10.2.  Current Ratio of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                        -------------------------
         SECTION 10.3.  Ratio of Consolidated Total Debt and Consolidated Senior Debt to Consolidated Tangible
                        ---------------------------------------------------------------------------------------
                          Net Worth of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                          ---------------------
         SECTION 10.4.  Adjusted Consolidated Cash Flow Coverage of Borrower  . . . . . . . . . . . . . . . . . . . . . . .   73
                        ----------------------------------------------------

ARTICLE XI DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

         SECTION 11.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
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ARTICLE XII THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

         SECTION 12.1.  Appointment and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                        -----------------------------
         SECTION 12.2.  The Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                        ------------------------
         SECTION 12.3.  Action by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
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         SECTION 12.4.  Consultation with Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
                        -------------------------
         SECTION 12.5.  Liability of the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
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
         SECTION 12.6.  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
                        --------------------
         SECTION 12.7.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
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         SECTION 12.8.  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
                        ---------------
         SECTION 12.9.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
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ARTICLE XIII PROTECTION OF YIELD; CHANGE IN LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

         SECTION 13.1.  Basis  for Determining Interest Rate Applicable to CD Rate Loans and Eurodollar Loans Inadequate  .   79
                        ------------------------------------------------------------------------------------------------
         SECTION 13.2.  Illegality of CD Rate Loans or Eurodollar Loans . . . . . . . . . . . . . . . . . . . . . . . . . .   79
                        -----------------------------------------------
         SECTION 13.3.  Increased Cost of CD Rate Loans or Eurodollar Loans . . . . . . . . . . . . . . . . . . . . . . . .   80
                        ---------------------------------------------------
         SECTION 13.4.  Alternative Committed Loans Substituted for Affected Eurodollar Loans or CD Rate Loans  . . . . . .   81
                        --------------------------------------------------------------------------------------
         SECTION 13.5.  Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                        ----------------
         SECTION 13.6.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
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         SECTION 13.7.  Discretion of Banks as to Manner of Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
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ARTICLE XIV MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

         SECTION 14.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
                        -------
         SECTION 14.2.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
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         SECTION 14.3.  Expenses;  Documentary  Taxes; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   84
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         SECTION 14.4.  Right and Sharing of Set-Offs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
                        -----------------------------
         SECTION 14.5.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
                        ----------------------
         SECTION 14.6.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
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         SECTION 14.7.  Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
                        ----------------------
         SECTION 14.8.  Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
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         SECTION 14.9.  Waiver of Consumer Credit Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
                        ------------------------------
         SECTION 14.10.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
                         ----------------------
         SECTION 14.11.  TEXAS LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
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         SECTION 14.12.  Consent to Jurisdiction; Waiver of Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . .   87
                         ---------------------------------------------
         SECTION 14.13.  Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                         ---------------------------
         SECTION 14.14.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                         ----------------------------
         SECTION 14.15.  COMPLETE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                         ------------------
         SECTION 14.16.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                         --------------------

         Exhibit A    CERTIFICATE OF EFFECTIVENESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         ---------
         Exhibit B-1  FORM OF COMPETITIVE BID REQUEST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         -----------
         Exhibit B-2  FORM OF NOTICE TO BANKS OF COMPETITIVE BID REQUEST  . . . . . . . . . . . . . . . . . . . . . . . . .   96
         -----------
         Exhibit B-3  FORM OF COMPETITIVE BID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         -----------
         Exhibit B-4  REQUEST FOR COMMITTED LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         -----------
         Exhibit C-1  COMMITTED FACILITY A NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         -----------
         Exhibit C-2  COMPETITIVE BID FACILITY A NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
         -----------
         Exhibit D-1  COMMITTED FACILITY B NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         -----------
         Exhibit D-2  COMPETITIVE BID FACILITY B NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         -----------

         Exhibit E        CERTIFICATE OF OWNERSHIP INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
         ---------
         SCHEDULE 1       SUBSIDIARIES OF SNYDER OIL CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115
         ----------

         THIS AGREEMENT (herein so called) is entered into as of the 30th day of June, 1994, among SNYDER OIL CORPORATION ("Borrower"), the BANKS listed on the signature pages hereto and NATIONSBANK OF TEXAS, N.A., as the Agent.

                              W I T N E S S E T H

         WHEREAS, pursuant to an Assignment of Rights and Obligations to be dated as of July 5, 1994 (the "Assignment"), Texas Commerce Bank National Association will purchase and assume certain rights and interests of NationsBank of Texas, N.A., Wells Fargo Bank, N.A. and Bank One Texas, N.A. under that certain Fourth Restated Credit Agreement dated July 1, 1993, as heretofore amended (the "Existing Credit Agreement"); and

         WHEREAS, after giving effect to such Assignment, the Commitment Percentage of each Bank (including TCB) in Facility A and Facility B under the Existing Credit Agreement will correspond to the Facility A and Facility B Commitment Percentages of each Bank under this Agreement; and

         WHEREAS, immediately after giving effect to the Assignment, but subject to the conditions precedent set forth herein, Borrower, the Banks, and the Agent desire to amend and restate the Existing Credit Agreement in its entirety in order, among other things, (a) to increase from $300,000,000 to $500,000,000 the aggregate Commitments of the Banks, and (b) to modify certain other provisions of the Existing Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Agent and Banks agree that upon satisfaction of each condition precedent set forth in Section 6.1 hereof and delivery of the Certificate of Effectiveness therein contemplated, the Existing Credit Agreement shall be amended and restated in its entirety on the terms and conditions set forth herein. It is the intention of Agent, Borrower and Banks that upon satisfaction of such conditions precedent and delivery of such Certificate of Effectiveness, this Agreement shall amend, restate, supersede and replace the Existing Credit Agreement in its entirety; provided, that (a) the foregoing shall operate to renew, increase, extend, amend and modify the outstanding indebtedness, commitments and other rights and obligations of the parties under the Existing Credit Agreement, but shall not effect a novation thereof, and (b) all Liens securing the Obligations under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such Obligations as defined herein and as renewed, extended, increased, amended and modified hereby.





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 1

                                   ARTICLE I

                                 TERMS DEFINED

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Adjusted CD Rate" applicable to any Interest Period, means a rate per annum equal to (a) the quotient obtained (rounded upwards if necessary to the next higher 1/16 of 1%) by dividing (i) the applicable CD Rate by (ii) 1.00 minus the CD Reserve Percentage plus (b) the Assessment Rate.

         "Adjusted Consolidated Cash Flow" means, with respect to Borrower for any time period, Consolidated Cash Flow of Borrower for such time period, adjusted, however, to reflect all revenues and expenses (including lease operating expense, severance taxes, additional overhead and other expenses) attributable to material oil and gas properties purchased by Borrower or any of its Subsidiaries after the first day of such period as if such properties had been owned by Borrower or such Subsidiary on the first day of such period. As used in this definition "material oil and gas properties" means oil and gas properties purchased for a purchase price of not less than $25,000,000.

         "Adjusted Consolidated Senior Debt" means Consolidated Senior Debt excluding, however, the principal balance of any Debt outstanding under Facility B.

         "Adjusted London Interbank Offered Rate" applicable to any Interest Period, means a rate per annum equal to the quotient obtained (rounded upwards, if necessary to the next higher 1/16 of 1%) by dividing (a) the applicable London Interbank Offered Rate by (b) 1.00 minus the Eurodollar Reserve Percentage.

         "Agent" means NationsBank of Texas, N.A. in its capacity as agent for the Banks hereunder or any successor thereto.

         "Applicable Environmental Law" means any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by Borrower or any Subsidiary of Borrower or any other operation of Borrower or any Subsidiary of Borrower in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health, safety and environmental laws and regulations, and further including without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 2

Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended (g) the laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by Borrower or any Subsidiary of Borrower or any other operation of Borrower or any Subsidiary of Borrower which relate to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance", "petroleum", "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the laws of the state in which any real or personal property owned, operated or leased by Borrower or any of its Subsidiaries is located establish a meaning for "hazardous substance", "petroleum", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         "Applicable Margin" means, for purposes of determining the interest rate applicable to outstanding Committed Loans during any fiscal quarter of Borrower, an amount determined pursuant to clauses (a) and (b) below by reference to Borrower's ratio of Consolidated Senior Debt to Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter for which Borrower has provided Banks the financial statements required by Section 8.1(b) (in the case of the first three quarters of Borrower's fiscal year) or 8.1(a) (in the case of the fourth quarter of Borrower's fiscal year):

         (a) if, as of the commencement of any fiscal quarter of Borrower, Borrower's ratio of Consolidated Senior Debt to Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter for which Borrower has provided to Banks the financial statements required by Section 8.1(a) (in the case of the last quarter of Borrower's fiscal year) or Section 8.1(b) (in the case of the first three quarters of Borrower's fiscal year), was greater than .8 to 1.0, the Applicable Margin in effect for such quarter shall be (i) one percent (1%) in the case of Eurodollar and CD Rate Loans, and (ii) zero in the case of Base Rate Loans; and

         (b) if, as of the commencement of any fiscal quarter of Borrower, Borrower's ratio of Consolidated Senior Debt to Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter for which Borrower has provided to Banks the financial statements required by Section 8.1(a) (in the case of the last quarter of Borrower's fiscal year) or Section 8.1(b) (in the case of the first





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 3
                 three quarters of Borrower's fiscal year), was less than or equal to .8 to 1.0, the Applicable Margin in effect for such quarter shall be (i) three fourths of one percent (3/4%) in the case of Eurodollar and CD Rate Loans, and (ii) zero in the case of Base Rate Loans.

         "Approved Petroleum Engineer" means any one or more of Netherland Sewell & Associates, Ryder Scott Company, Williamson Petroleum Consultants, Inc., Barnes and Click, Inc., or such other reputable firm(s) of independent petroleum engineers as shall be approved by the Required Banks and, as to oil and gas properties aggregating not more than twenty percent (20%) of the total value of all Borrower's and the Restricted Subsidiaries' oil and gas properties (based on the Recognized Value) Borrower's in-house staff shall be deemed an Approved Petroleum Engineer.

         "Assessment Rate" means, with respect to CD Rate Loans, the net annual assessment rate, as determined by the Agent (expressed as a percentage rounded to the next higher 1/16 of 1%), which is in effect on such day under the regulations of the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at the Agent's headquarters office. If such net assessment rate changes after the date hereof, the Assessment Rate shall be automatically increased or decreased correspondingly, from time to time as of the effective time of each change in such net assessment rate.

         "Authorized Officer" means, as to any Person, its Chairman, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.

         "Bank" means any bank listed on the signature page hereof as having a Commitment and its successors and assigns, and "Banks" shall mean all of the Banks.

         "Bank Redemption Notice" means any notice required to be given by Borrower to the Banks pursuant to the definitions of "Qualified Redemption of First Issue", "Qualified Redemption of Second Issue" and "Qualified Redemption of Third Convertible Debentures."

         "Base Rate" means the floating rate of interest established from time to time by the Agent as its "prime rate" of interest, which rate might not be the lowest rate of interest which it charges, each change in the Base Rate to become effective without notice to Borrower on the effective date of each such change.


         "Base Rate Loan" means a Committed Loan bearing interest with reference to the Base Rate.

         "Borrower" means Snyder Oil Corporation, a Delaware corporation.

         "Borrowing" means a Competitive Bid Borrowing or a Committed Borrowing.





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 4

         "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which (a) Borrower's Adjusted Consolidated Senior Debt outstanding on such date exceeds the Facility A Borrowing Base in effect on such date, or (b) the principal balance of all Facility B Loans outstanding on such date exceeds the Facility B Borrowing Base in effect on such date; it is understood and agreed that an Over Advance is also a Borrowing Base Deficiency.

         "Borrowing Base Report" means the report required to be delivered to the Banks pursuant to Sections 4.1 and 4.3 which shall (a) set forth the aggregate amount of all obligations of Borrower to the holders of the Subordinated Notes, the Convertible Debentures and the Preferred Stock coming due within the twelve (12) month period following the next succeeding Determination Date, including, without limitation, (i) dividends anticipated to be paid during such period whether or not declared, and (ii) the full amount of any redemption, sinking fund or mandatory prepayment obligation anticipated to come due during such period with respect to the Convertible Debentures or the Preferred Stock (whether or not a Bank Redemption Notice or Redemption Notice has been delivered), and (b) include a copy of the Reserve Report and the Related Asset Report upon which the Total Borrowing Base is to be determined.

         "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower.

         "Cash Secured Third Party Letters of Credits" shall mean Third Party Letters of Credit which are secured by cash, deposit accounts or certificates of deposit.

         "CD Rate" applicable to any Interest Period means the rate per annum determined by the Agent (in accordance with its customary general practices) to be the arithmetic average (rounded upwards, to the next higher 1/16 of 1%) of the prevailing bid rates per annum offered to the Agent at approximately 10:00 a.m. (Dallas, Texas time) one (1) Domestic Business Day before the first day of the applicable Interest Period by three (3) or more certificate of deposit dealers of recognized standing for the purchase in the secondary market at face value of a domestic certificate of deposit of the Agent in an amount approximately equal to the amount of the CD Rate Loan and for a period approximately equal to the length of the applicable Interest Period. The Agent shall determine the CD Rate and shall notify Borrower and the Banks of such determination as soon as practicable. The Agent's determination of the CD Rate shall in each case be, in the absence of manifest error, conclusive and binding.

         "CD Rate Loan" means a Committed Loan with respect to which Borrower shall have selected an interest rate based on the Adjusted CD Rate pursuant to the provisions of Article II. Each Committed Borrowing comprised of CD Rate Loan(s) having a different Interest Period shall be deemed to be a separate CD Rate Borrowing.





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 5

         "CD Reserve Percentage" means on any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Dallas, Texas (including, without limitation, basic supplemental, marginal and emergency reserves) in respect of any time deposits in dollars in Dallas, Texas time having a maturity approximately equal to that of the Interest Period.

         "Closing Price" for each trading day with respect to Common Stock shall be the reported last sales price regular way or, in case no reported sales take place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of Borrower in good faith and approved by Majority Banks. "Trading day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the Closing Price is open for the transaction of business or the reporting of trades, or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitment" means, with respect to each Bank, the sum of such Bank's Facility A Commitment and Facility B Commitment.

         "Committed Borrowing" means (i) with respect to Facility A Loans, a borrowing consisting of simultaneous Committed Facility A Loans of a single type of interest rate and having the same Interest Period from each of the Banks distributed ratably among the Banks in the manner described in Section 2.1(a), and (ii) with respect to Facility B Loans, a borrowing consisting of simultaneous Committed Facility B Loans of a single type of interest rate and having the same Interest Period from each of the Banks distributed ratably among the Banks in the manner described in Section 2.2(a).

         "Committed Facility A Loan" means a Facility A Loan from a Bank to Borrower pursuant toSection 2.3.2, which shall be a Base Rate Loan, a Eurodollar Loan or a CD Rate Loan.





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 6

         "Committed Facility A Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of Borrower to such Bank resulting from Committed Facility A Loans made by such Bank to Borrower, together with all modifications, extensions, renewals and rearrangements thereof; and "Committed Facility A Notes" means all Committed Facility A Notes.

         "Committed Facility B Loan" means a Facility B Loan by a Bank to Borrower pursuant toSection 2.3.2, which shall be a Base Rate Loan, a Eurodollar Loan or a CD Rate Loan.

         "Committed Facility B Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate indebtedness of Borrower to such Bank resulting from Committed Facility B Loans made by such Bank to Borrower, together with all modifications, extensions, renewals and rearrangements thereof; and "Committed Facility B Notes" means all Committed Facility B Notes.

         "Committed Loan" means a Committed Facility A Loan or a Committed Facility B Loan.

         "Common Stock" means Borrower's Common Stock, par value $.01 per share.

         "Competitive Bid" means a Facility A Competitive Bid or a Facility B Competitive Bid, as the case may be.

         "Competitive Bid Borrowing" means a borrowing hereunder consisting of a single Competitive Bid Loan from a Bank or simultaneous Competitive Bid Loans from each Bank whose Competitive Bid, as all or as part of such Competitive Bid Borrowing, has been accepted by Borrower under the bidding procedure described in Section 2.3.1.

         "Competitive Bid Facility A Loan" means a Facility A Loan from a Bank to Borrower pursuant to the bidding procedure described in Section 2.3.1, which shall be either a Eurodollar Loan or a Fixed Rate Loan.

         "Competitive Bid Facility A Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of Borrower to such Bank resulting from the Competitive Bid Facility A Loans made by such Bank to Borrower, together with all modifications, extensions, renewals and rearrangements thereof; and "Competitive Bid Facility A Notes" means all Competitive Bid Facility A Notes.





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 7

         "Competitive Bid Facility B Loan" means a Facility B Loan from a Bank to Borrower pursuant to the bidding procedure described in Section 2.3.1, which shall be either a Eurodollar Loan or a Fixed Rate Loan.

         "Competitive Bid Facility B Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate indebtedness of Borrower to such Bank resulting from the Competitive Bid Facility B Loans made by such Bank to Borrower, together with all modifications, extensions, renewals and rearrangements thereof; and "Competitive Bid Facility B Notes" means all Competitive Bid Facility B Notes.

         "Competitive Bid Loan" means a Competitive Bid Facility A Loan or a Competitive Bid Facility B Loan.

         "Competitive Bid Margin" means as to any Competitive Bid relating to a Eurodollar Loan, the margin (expressed as a percentage per annum in the form of a decimal to no more than four decimal places) to be added to the Adjusted London Interbank Offered Rate in order to determine the interest rate acceptable to such Bank with respect to such Eurodollar Loan.

         "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 2.3.1, (a) in the case of a Eurodollar Loan, (i) the Competitive Bid Margin, plus (ii) the Adjusted London Interbank Offered Rate, and (b) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case offered by the Bank making such Competitive Bid.

         "Competitive Bid Request" means a request for Competitive Bids to be made pursuant toSection 2.3.1 in the form of Exhibit B-1.

         "Consolidated Cash Flow" means, with respect to Borrower for a time period, consolidated net income of Borrower for such time period as set forth in the financial statements delivered pursuant to Section 8.1 (a) exclusive of net gain or loss (after provision for Taxes) on the sale of assets, other than inventory sold in the ordinary course of business, during such time period, (b) exclusive of income attributable to Exempt Subsidiaries except to the extent of dividends actually received by Borrower or a Restricted Subsidiary from such Exempt Subsidiaries during such Period, (c) plus or minus, as appropriate, changes in deferred Taxes with respect to such time period, and (d) plus depreciation, depletion, amortization of principal and other non-cash charges for such time period.

         "Consolidated Current Assets" means, for any Person at any time, the sum of (a) consolidated current assets of such Person and its Consolidated Subsidiaries including accounts or notes receivable (if properly reserved in accordance with generally accepted accounting principles), but excluding (i) prepaid expenses, and (ii) assets held for resale, plus (b) in the case of Borrower, the sum of the Unused Facility A Availability and the Unused Facility B Availability at such time.





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 8

         "Consolidated Current Liabilities" means, for any Person at any time the current liabilities of such Person and its Consolidated Subsidiaries at such time but excluding, in the case of Borrower, required principal payments under Facility A and Facility B.

         "Consolidated Liabilities" means, for any Person at any time, the liabilities of such Person and its Consolidated Subsidiaries at such time, but in any event including any Debt or Guarantee of such Person or any Consolidated Subsidiaries.

         "Consolidated Senior Debt" means, for Borrower at any time, (a) the consolidated Debt of Borrower and its Consolidated Subsidiaries at such time, plus (b) the Consolidated Current Liabilities of Borrower and its Consolidated Subsidiaries at such time in excess of the Consolidated Current Assets of Borrower and its Consolidated Subsidiaries at such time, minus, to the extent included in (a) or (b) preceding, (c) (i) the principal balance of the Convertible Debentures at such time, (ii) other Debt of Borrower and its Consolidated Subsidiaries at such time which by its terms is expressly subordinate to the Obligations (provided that the terms of subordination of such debt shall have been approved in writing by Required Banks prior to the incurrence of such debt), and (iii) Nonrecourse Debt of Borrower and its Consolidated Subsidiaries at such time.

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.

         "Consolidated Tangible Net Worth" means, with respect to Borrower at any time, the consolidated shareholder's equity of Borrower at such time less the consolidated Intangible Assets of Borrower at such time. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated shareholder's equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization expenses and other intangible items.

         "Consolidated Total Covered Debt" means, with respect to Borrower at any time, (a) the consolidated Debt of Borrower and its Consolidated Subsidiaries at such time, plus (b) Consolidated Current Liabilities of Borrower and its Consolidated Subsidiaries in excess of Consolidated Current Assets of Borrower and its Consolidated Subsidiaries at such time.

         "Conversion Price" means (a) in the case of the First Preferred Stock, the "conversion price" in effect at the time in question as such term is defined in the First Preferred Stock Designation or, if the First Preferred Stock has been exchanged for the First Convertible Debentures, as such term is defined in the First Indenture, (b) in the case of the Second Preferred Stock, the "conversion price" in effect at the time in question as such term is defined in the Second Preferred Stock Designation or, if the Second Preferred Stock has been exchanged for the Second Convertible Debentures, as such term is defined in the





FIFTH RESTATED CREDIT AGREEMENT                                           PAGE 9

Second Indenture and (c) in the case of the Third Convertible Debentures, the "conversion price" in effect at the time in question as such term is defined in the Third Indenture.

         "Convertible Debentures" means the First Convertible Debentures, the Second Convertible Debentures and the Third Convertible Debentures, collectively.

         "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (f) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (e) preceding. "Debt" shall not include (i) economic interests which are to be received by third parties in the future after recovery of a fixed amount of hydrocarbons and accompanying elements or the proceeds therefrom so long as such economic interests are properly deducted from the calculation of reserves contained in the Reserve Report, (ii) obligations under the WYGAP Lease, or (iii) obligations under Guarantees of Debt and other obligations of Unrestricted Subsidiaries which are permitted pursuant to Section 9.2, including to the extent permitted under Section 9.2, obligations under the OPIC Guaranty.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Delmar" means Delmar Operating, Inc. a Delaware corporation which will become a Subsidiary of Borrower upon completion of the Delmar Acquisition.

         "Delmar Acquisition" means the acquisition by Borrower of more than fifty percent (50%) of the outstanding capital stock (on a fully diluted basis) of Delmar Petroleum, Inc., a Delaware corporation, which holds one hundred percent (100%) of the issued and outstanding capital stock of Delmar.

         "Delmar Plan" means the Delmar Operating, Inc. Pension Plan, a Plan maintained by Delmar.

         "Determination" means any Periodic or Special Determination.

         "Determination Date" means (a) each May 1 and November 1, (b) with respect to any Special Determination other than a Special Determination required in connection with a Qualified Redemption, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Determination, and (c) with respect to any Special Determination required in connection with a Qualified





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 10

Redemption, any Business Day identified by Agent (and approved by Required Banks) as the Determination Date; provided, that such Determination Date shall be not later than twenty (20) days following the date of receipt by Banks of the applicable Bank Redemption Notice.

         "Distribution" by any Person, shall mean (a) with respect to any stock issued by such Person or any partnership interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock or any partnership interest of any Person, and (c) any other payment by such Person with respect to such stock or partnership interest.

         "DJ Partners, L.P." means DJ Partners, L.P., a Colorado limited partnership.

         "DJ Project Model" means the Project Model as such term is defined in the Partnership Agreement.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas, are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and the Agent.

         "Effective Date" means July 5, 1994.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and the Agent.

         "Eurodollar Loan" means a Loan with respect to which Borrower shall have selected an interest rate based on the Adjusted London Interbank Offered Rate in accordance with the provisions of Article II. Each Borrowing comprised of Eurodollar Loan(s) having a different Interest Period shall be deemed to be a separate Eurodollar Borrowing.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 11

         "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Dallas, Texas in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Events of Default" has the meaning set forth in Section 11.1.

         "Exempt Subsidiary" means any Subsidiary of Borrower which (a) is an Unrestricted Subsidiary, (b) is not wholly owned by Borrower, or (c) which the Required Banks have, by written instrument, exempted from the operation of
Section 10.4.

         "Exempt Transfer" means any transfer of oil and gas properties or Related Assets by Borrower, any Restricted Subsidiary or DJ Partners, L.P. (a) to Borrower or any other Restricted Subsidiary, (b) which is a Restricted Payment permitted pursuant to Section 9.2 hereof, or (c) which is a Permitted Investment.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Existing Credit Agreement" means that certain Fourth Restated Credit Agreement dated July 1, 1993, by and among Borrower, the Agent and the Banks listed on the signature pages thereto, as amended through the date hereof.

         "Facility A" means the credit facility provided by the Banks to Borrower pursuant to Section 2.1 hereof.

         "Facility A Availability" means, at any time, the Facility A Borrowing Base in effect at such time, minus Borrower's Consolidated Senior Debt at such time other than Debt outstanding under this Agreement.

         "Facility A Borrowing" means a Committed Borrowing or a Competitive Bid Borrowing made under Facility A.

         "Facility A Borrowing Base" means that portion of the Total Borrowing Base allocated to Facility A pursuant to Section 4.4 or 4.6 hereof.

         "Facility A Commitment" means, with respect to any Bank, the commitment of such Bank to make Loans to Borrower under Facility A up to the amount set forth opposite such





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 12

Bank's name on the signature pages to this Agreement as such amount may be terminated or reduced from time to time in accordance with the provisions hereof.

         "Facility A Commitment Percentage" means, with respect to any Bank at any time, the percentage determined by dividing its Facility A Commitment at such time by the Total Facility A Commitment at such time.

         "Facility A Competitive Bid" means an offer by a Bank to make a Competitive Bid Facility A Loan pursuant to Section 2.3.1.

         "Facility A Credit Period" means the period commencing on the date hereof and ending on the Facility A Termination Date.

         "Facility A Loans" means Loans which are outstanding under Facility A.

         "Facility A Note" means a Competitive Bid Facility A Note or a Committed Facility A Note and "Facility A Notes" means all Competitive Bid Facility A Notes and all Committed Facility A Notes.

         "Facility A Outstandings" means, at any time, the sum of (i) the aggregate Letter of Credit Exposure at such time, plus (ii) the aggregate outstanding principal balance of all Facility A Loans at such time.

         "Facility A Over Advance" has the meaning set forth inSection 4.5.

         "Facility A Sharing Percentage" means, with respect to any Bank at any time, the percentage determined by dividing (a) the sum of (i) such Bank's aggregate Letter of Credit Exposure at such time, plus (ii) the outstanding principal balance of all Facility A Loans held by such Bank at such time, by
(b) the Facility A Outstandings at such time.

         "Facility A Termination Date" means December 31, 1998; provided that the Facility A Termination Date may be extended by Banks from time to time in their sole discretion pursuant to Section 2.8 hereof.

         "Facility B" means the credit facility provided by the Banks to Borrower pursuant to Section 2.2 hereof.

         "Facility B Borrowing" means a Committed Borrowing or a Competitive Bid Borrowing made under Facility B.

         "Facility B Borrowing Base" means that portion of the Total Borrowing Base allocated to Facility B pursuant to Section 4.4 or 4.6 hereof.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 13

         "Facility B Commitment" means, with respect to any Bank, the commitment of such Bank to make Loans to Borrower under Facility B up to the amount set forth opposite such Bank's name on the signature pages to this Agreement as such amount may be terminated or reduced from time to time in accordance with the provisions hereof.

         "Facility B Commitment Percentage" means, with respect to any Bank at any time, the percentage determined by dividing its Facility B Commitment at such time by the Total Facility B Commitment at such time.

         "Facility B Competitive Bid" means an offer by a Bank to make a Competitive Bid Facility B Loan pursuant toSection 2.3.1.

         "Facility B Credit Period" means the period commencing on the date hereof and ending on the Facility B Termination Date.

         "Facility B Loans" means Loans which are outstanding under Facility B.

         "Facility B Note" means a Committed Facility B Note or a Competitive Bid Facility B Note and "Facility B Notes" means all Committed Facility B Notes and all Competitive Bid Facility B Notes.

         "Facility B Over Advance" has the meaning set forth inSection 4.5.

         "Facility B Sharing Percentage" means, with respect to any Bank at any time, the percentage determined by dividing (a) the sum of all Facility B Loans held by such Bank at such time, by (b) all outstanding Facility B Loans at such time.

         "Facility B Termination Date" means March 30, 1995; provided that the Facility B Termination Date may be extended by Banks from time to time in their sole discretion pursuant to Section 2.9 hereof.

         "First Convertible Debentures" means Borrower's 8% Convertible Subordinated Debentures due 2006 which may be issued in exchange for the First Preferred Stock at the option of Borrower.

         "First Indenture" means an Indenture to be entered into by and between Borrower and the First Indenture Trustee setting forth the terms of the First Convertible Debentures which shall be in the form of the draft of such Indenture included as an Exhibit to the First Registration Statement.

         "First Indenture Trustee" means Ameritrust Company of New York and any successor trustee appointed pursuant to the First Indenture.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 14

         "First Preferred Stock" means Borrower's $4.00 Convertible Preferred Stock containing the rights and preferences set forth in, and issued pursuant to, the First Preferred Stock Designation.

         "First Preferred Stock Designation" means the Certificate of Designations of Convertible Exchangeable Preferred Stock filed with the Secretary of State of Delaware on November 20, 1991, setting forth the terms of the First Preferred Stock.

         "First Registration Statement" means the Registration Statement on Form S-1 (No. 33-43106) under the Securities Act which registered the offering and sale of the First Preferred Stock and which became effective on November 20, 1991.

         "Fixed Rate Loan" means any Competitive Bid Loan made by a Bank pursuant toSection 2.3.1 based on the actual percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places) and accepted by Borrower.

         "Fully Funded" means, with respect to any Bank at the time in question, that such Bank is prohibited from (as applicable) (a) making any further Facility A Loans pursuant to the third sentence of Section 2.1(a), or
(b) making any further Facility B Loans pursuant to the third sentence of
Section 2.2(a).

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hedge Transactions" means transactions pursuant to which Borrower or its Subsidiaries hedge the price to be received by them for future production of hydrocarbons, including price swap agreements under which Borrower or its Subsidiaries agree to pay a price for a specified amount of hydrocarbons determined by reference to a recognized market on a specified future date and the contracting party agrees to pay Borrower or its Subsidiaries a fixed price for the same or similar amount of hydrocarbons.

         "Intercompany Loan" means a revolving loan in the maximum principal amount of $25,000,000, evidenced by that certain promissory note dated October 1, 1992, executed by DJ Partners, L.P. and payable to Borrower.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 15

         "Intercompany Loan Documents" means (a) that certain promissory note dated October 1, 1992, in the original principal amount of $25,000,000 executed by DJ Partners, L.P. and payable to Borrower; (b) that certain Assumption and Credit Agreement dated October 1, 1992, by and among Borrower, SWAT and DJ Partners, L.P.; and (c) all other documents, instruments and agreements which evidence, secure or otherwise pertain to the Intercompany Loan.

         "Intercompany Obligation" means any obligation held by Borrower or any Restricted Subsidiary with respect to which the obligor is Borrower, any Restricted Subsidiary or DJ Partners, L.P., whether evidenced by a promissory note or other instrument, by open account or otherwise.

         "Interest Period" means: (a) with respect to each Borrowing comprised of Eurodollar Loans, the period commencing on the date of such Borrowing and ending one (1), two (2), three (3) six (6), and, if available to the Banks, nine (9) or twelve (12) months thereafter, as Borrower may elect in the applicable Request for Committed Loans or the applicable Competitive Bid Request, as the case may be; provided that:

                 (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                 (ii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
                 (iii) below, end on the last Eurodollar Business Day of a calendar month;

                 (iii) if any Interest Period includes a date on which any payment of principal of such Loans is required to be made hereunder, but does not end on such date, then (A) the principal amount of each Eurodollar Loan required to be repaid on such date shall have an Interest Period ending on such date, and (B) the remainder of each such Eurodollar Loan shall have an Interest Period determined as set forth above; and

                 (iv) No Interest Period with respect to Facility A Loans shall extend past the expiration of the Facility A Credit Period.
                 No Interest Period with respect to Facility B Loans shall extend past the Facility B Credit Period.

         (b) with respect to each Committed Borrowing comprised of CD Rate Loans, the period commencing on the date of such Borrowing and ending thirty
(30), sixty (60), ninety (90) or one hundred eighty (180), and, if available to the Banks, two hundred seventy (270)





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 16
or three hundred sixty (360) days thereafter, as Borrower may elect in the applicable Request for Committed Loans; provided that:

                 (i) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day unless such Domestic Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Domestic Business Day;

                 (ii) if any Interest Period includes a date on which any payment of principal of such Loans is required to be made hereunder, but does not end on such date, then (A) the principal amount of each CD Rate Loan required to be repaid on such date shall have an Interest Period ending on such date, and (B) the remainder of each such CD Rate Loan shall have an Interest Period determined as set forth above; and

                 (iii) No Interest Period with respect to Facility A Loans shall extend past the expiration of the Facility A Credit Period. No Interest Period with respect to Facility B Loans shall extend past the Facility B Credit Period.

         (c) with respect to each Committed Borrowing comprised of Base Rate Loans, the period commencing on the date of such Committed Borrowing and ending on the earliest of the next March 31, June 30, September 30 or December 31; provided that:

                 (i) any Interest Period (other than an Interest Period determined pursuant to clause (ii)(A) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                 (ii) if any Interest Period includes a date on which any payment of principal of the Loans is required to be made hereunder, but does not end on such date, then (A) the principal amount of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date, and (B) any remainder of each such Base Rate Loan shall have an Interest Period determined as set forth above; and

                 (iii) No Interest Period with respect to Facility A Loans shall extend past the expiration of the Facility A Credit Period. No Interest Period with respect to Facility B Loans shall extend past the Facility B Credit Period.

         (d) with respect to each Competitive Bid Borrowing comprised of Fixed Rate Loan(s), the period commencing on the date of such Fixed Rate Loan and ending on the date specified in the Competitive Bid in which the offer to make the Fixed Rate Loan was





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 17
extended; provided, however, that each such period shall have a duration of not less than seven (7) calendar days nor more than 360 calendar days; and provided, further, that:

                 (i) any Interest Period (other than an Interest Period determined pursuant to clause (ii)(A) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                 (ii) if any Interest Period includes a date on which any payment of principal of the Loans is required to be made hereunder, but does not end on such date, then (A) the principal amount of each Fixed Rate Loan required to be repaid on such date shall have an Interest Period ending on such date, and (B) any remainder of each such Fixed Rate Loan shall have an Interest Period determined as set forth above; and

                 (iii) No Interest Period with respect to Facility A Loans shall extend past the expiration of the Facility A Credit Period. No Interest Period with respect to Facility B Loans shall extend past the Facility B Credit Period.

         "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock securities of, or interests in, any other Person; provided, that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

         "Issuer" has the meaning set forth inSection 2.1(b).

         "Lending Office" means as to any Bank its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

         "Letters of Credit" means letters of credit issued for the account of Borrower or any Restricted Subsidiary pursuant to Section 2.1(b).

         "Letter of Credit Exposure" of any Bank means such Bank's aggregate participation in the unfunded portion of Letters of Credit outstanding at any time.

         "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Committed Loan, a Competitive Bid Loan, a Base Rate Loan, a Eurodollar Loan, a Fixed Rate Loan or a CD Rate Loan and "Loans" means Committed





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 18

Loans, Competitive Bid Loans, Base Rate Loans, Eurodollar Loans, Fixed Rate Loans, CD Rate Loans or any combination thereof.

         "Loan Papers" means this Agreement, the Notes, the Mortgages, the Restricted Subsidiary Guarantees and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

         "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum determined by the Agent (rounded upward, if necessary, to the next higher 1/16 of 1%) at which deposits in dollars are offered to the Agent by first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period. The Agent shall determine the London Interbank Offered Rate and shall notify Borrower and the Banks as soon as practicable.

         "Majority Banks" means (a) at any time prior to the occurrence of an Event of Default, Banks holding greater than fifty percent (50%) of the Total Commitment, and (b) at any time after the occurrence and during the continuation of an Event of Default, Banks holding greater than fifty percent (50%) of the aggregate unpaid principal amount of the Loans, or if no Loans are outstanding, Banks holding greater than fifty percent (50%) of the Total Commitment.

         "Management Agreement" means that certain Management Agreement dated October 1, 1992, by and between Borrower and DJ Partners, L.P.

         "Margin Regulations" mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of ninety (90) days or less without liability for further payment other than nominal penalty.


         "Material Debt" means Debt of Borrower or any of its Subsidiaries issued under one or more related or unrelated agreements or instruments in an aggregate principal amount exceeding $5,000,000.

         "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 19
question would not cause the interest charged on the portion of the Loans owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Papers. To the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 1.04, whichever the Agent (with the approval of the Required Banks) shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 1.04, and the Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 1.04.

         "Minimum Outstanding Balance" has the meaning set forth inSection
2.1(a).

         "Mortgages" means all mortgages, deeds of trust and security agreements creating, evidencing, perfecting or otherwise establishing the Liens required by Section 5.1 hereof as may have been heretofore or may hereafter be granted to the Agent to secure repayment of the Loans.

         "Nonrecourse Debt" means indebtedness (a) secured solely by the assets acquired with the proceeds of such indebtedness, (b) with respect to which neither Borrower nor any of its Subsidiaries have any liability for repayment beyond the assets pledged, and (c) with respect to which Borrower has delivered to the Banks an opinion in a form satisfactory to the Required Banks of counsel acceptable to the Agent stating that such indebtedness meets the criteria set forth in (a) and (b) preceding.

         "Note" means any Facility A Note or a Facility B Note and "Notes" means all Facility A Notes and all Facility B Notes collectively.

         "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower or any of its Subsidiaries to any Bank arising pursuant to the Loan Papers, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         "OPIC" means the Overseas Private Investment Corporation.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 20

         "OPIC Guaranty" means a Guarantee contemplated to be issued by Borrower in favor of OPIC pursuant to which Borrower will guarantee payment and performance of SOCO Perm's obligations under the SOCO Perm Guaranty.

         "Other Borrowing Base Property" means property owned by Borrower or any Restricted Subsidiary (a) other than oil and gas properties and Related Assets, (b) which Borrower has requested that Banks consider in their determination of the Total Borrowing Base, and (c) which any Bank, in its sole discretion, has considered for purposes of determining the Total Borrowing Base (as evidenced by a notice to such effect delivered by any Bank or Agent to Borrower).

         "Over Advance" means either a Facility A Over Advance or a Facility B Over Advance.

         "Over Advance Cure Period" means the period commencing on the Determination Date on which an Over Advance occurs or increases and continuing until the ninetieth (90th) day following such Determination Date.

         "Over Funded Facility A Bank" means any Bank which holds Committed Facility A Loans and Letter of Credit Exposure which, when considered in the aggregate, exceed its Facility A Commitment Percentage of the sum of (a) all Committed Facility A Loans, and (b) the aggregate Letter of Credit Exposure of all Banks.

         "Over Funded Facility B Bank" means any Bank which holds Committed Facility B Loans which exceed its Facility B Commitment Percentage of all Committed Facility B Loans.

         "Partnership Agreement" means that certain Limited Partnership Agreement of DJ Partners, L.P. dated October 1, 1992, by and between SWAT, as general partner, and State Street Bank and Trust Company, as limited partner.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Periodic Determination" means any determination of the Total Borrowing Base pursuant to Section 4.2.

         "PERMTEX" means PERMTEX, a Russian limited liability company.

         "Permitted Encumbrances" means with respect to any asset:

                 (a)      Liens securing the Notes in favor of the Banks;





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 21

                 (b) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of oil and gas properties, and for the purposes of this Agreement, a minor defect in title shall include (i) those instances where record title to an oil and gas lease is in a predecessor in title to Borrower or any of its Subsidiaries, but where Borrower or any of its Subsidiaries, by reason of a farmout or other instrument is presently entitled to receive an assignment of its interest or other evidence of title and the appropriate Person is proceeding diligently to obtain such assignment, and (ii) easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Borrower (or its Subsidiaries, as applicable) that are customarily granted in the oil and gas industry; so long as, with respect to any of such minor defects in title, the same are minor defects which are customary and usual in the oil and gas industry and which are customarily accepted by a reasonably prudent operator dealing with its properties;

                 (c) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to oil and gas properties which are not delinquent (except to the extent permitted by Section 8.8);

                 (d) Mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens and other similar liens arising by operation of law or statute in the ordinary course of business which are not delinquent (except to the extent permitted by Section 8.8);

                 (e) Production sales contracts, gas balancing agreements and joint operating agreements; provided, that the amount of all gas imbalances known to any Authorized Officer of Borrower and the amount of all production which has been paid for but not delivered shall have been disclosed or otherwise taken into account in the Reserve Reports delivered to Banks hereunder.

                 (f) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 8.8;

                 (g) All rights to consent by, required notices to, filings with, or other actions by, governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if Borrower (or its Subsidiaries, as applicable) is entitled to such consent, the same are customarily obtained subsequent to such sale or conveyance and the appropriate Person is proceeding diligently to obtain such consent, notice or filing;

                 (h) The terms and provisions of any of the oil and gas leases pursuant to which Borrower (or its Subsidiaries, as applicable) derives its interests;





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 22

                 (i) Lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest and which have been disclosed to the Agent in writing; provided, however, that Borrower shall not be required to disclose such lease burdens unless the same are lease burdens which are not customarily and usually found in the oil and gas industry or unless the same are lease burdens which obligate Borrower and/or its Subsidiaries, as applicable, in a fashion not customarily and usually found in the oil and gas industry;

                 (j) All applicable laws, rules and orders of governmental authorities having jurisdiction of the affairs of Borrower;

                 (k)      the WYGAP Lease;

                 (l) Liens securing Debt incurred to finance the acquisition of the assets which are the subject of such Liens (to the extent permitted by Section 9.1 hereof); and

                 (m) Security interests covering cash, deposit accounts or certificates of deposit securing Cash Secured Third Party Letters of Credit or Borrower's or its Subsidiaries Obligations under Hedge Transactions permitted by Section 9.11.

         "Permitted Investment" means, with respect to Borrower or any Restricted Subsidiary (a) Investments in Borrower and other Restricted Subsidiaries, (b) advances by Borrower pursuant to the Intercompany Loan, (c) Investments in Unrestricted Subsidiaries permitted pursuant to Sections 9.2 and
9.8 hereof, (d) Investments (in addition to those referred to in subsections
(a), (b), (c), (e) and (f) of this definition) measured at cost on a cumulative basis from and after the date of this Agreement not exceeding, at any time, the greater of (i) five percent (5%) of Borrower's Consolidated Tangible Net Worth at such time, or (ii) five percent (5%) of the Total Borrowing Base at such time, (e) other Investments (in addition to those contemplated by subsections
(a), (b), (c), (d) and (f) of this definition); provided, that such other Investments referred to in this subsection (e) shall be considered Restricted Payments pursuant to the definition of Restricted Payments, and (f) contributions made prior to the date of this Agreement by Borrower and SWAT to DJ Partners, L.P. of oil and gas properties located in Weld County, Colorado (as to the Codell and Niobrara formation only), Cheyenne County, Nebraska (as to the Niobrara Formation only), and Fremont and Carbon Counties, Wyoming, which have been mortgaged to Agent for the benefit of the Banks as required by
Section 5.1 hereof.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 23

         "Plan" means at any time an employee pension benefit plan which is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Preferred Stock" means the First Preferred Stock and the Second Preferred Stock collectively.

         "Process Agent" has the meaning set forth in Section 14.12.

         "Qualified Redemption of First Issue" means a redemption by Borrower of the First Preferred Stock or First Convertible Debentures pursuant to
Section 6 of the First Preferred Stock Designation or Article 11 of the First Indenture (as applicable) which meets each of the following qualifications:
(a) Borrower shall have given the Banks a Bank Redemption Notice not less than twenty (20) nor more than sixty (60) days prior to delivery of a Redemption Notice to the holders of First Preferred Stock or First Convertible Debentures (as applicable); (b) Borrower shall not (and shall not permit the First Indenture Trustee to) deliver the Redemption Notice more than thirty (30) days prior to the date fixed for redemption; (c) such redemption shall not be effective prior to January 1, 1995; (d) if such redemption occurs prior to January 1, 1996, the Closing Price of Borrower's Common Stock for twenty (20) trading days during the period of thirty (30) successive trading days ending within five (5) days of the date of delivery of the Redemption Notice shall be at least one hundred fifty percent (150%) of the Conversion Price; and (e) the Closing Price of Borrower's Common Stock on each trading day in the period commencing thirty (30) days prior to date of delivery of the Redemption Notice through the fifth (5th) Domestic Business Day prior to the date fixed for Redemption shall be at least one hundred twenty percent (120%) of the Conversion Price.

         "Qualified Redemption of Second Issue" means a redemption by Borrower of the Second Preferred Stock or Second Convertible Debentures pursuant to
Section 6 of the Second Preferred Stock Designation or Article 11 of the Second Indenture (as applicable) which meets each of the following qualifications: (a) Borrower shall have given the Banks a Bank Redemption Notice not less than twenty (20) nor more than sixty (60) days prior to delivery of a Redemption Notice to the holders of Second Preferred Stock or Second Convertible Debentures (as applicable); (b) Borrower shall not (and shall not permit the Second Indenture Trustee to) deliver the Redemption Notice more than thirty
(30) days prior to the date fixed for redemption; (c) such redemption shall not be effective prior to March 31, 1996; and (d) the Closing Price of Borrower's Common Stock on each trading day in the period commencing thirty (30) days prior to date of delivery of the Redemption Notice through the fifth (5th) Domestic Business Day prior to the date fixed for Redemption shall be at least one hundred twenty percent (120%) of the Conversion Price.

         "Qualified Redemption of Third Convertible Debentures" means a redemption by Borrower of the Third Convertible Debentures pursuant to Article XI of the Third Indenture which meets each of the following qualifications: (a) Borrower shall have given





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 24
the Banks a Bank Redemption Notice not less than twenty (20) days nor more than sixty (60) days prior to the delivery of a Redemption Notice to the holders of the Third Convertible Debentures; (b) Borrower shall not (and shall not permit the Third Indenture Trustee to) deliver the Redemption Notice more than thirty
(30) days prior to the date fixed for redemption; (c) such redemption shall not be effective prior to March 31, 1997; and (d) the Closing Price of Borrower's Common Stock on each trading day in the period commencing thirty (30) days prior to the date fixed for redemption shall be at least one hundred twenty percent (120%) of the Conversion Price.

         "Recognized Value" means, with respect to oil and gas properties, the pre-tax value of such properties determined in accordance with Financial Accounting Standards Board Statement 69, generally known as the "standardized measure of discounted cash flow".

         "Redemption Notice" means a notice by Borrower (or the First Indenture Trustee, the Second Indenture Trustee or the Third Indenture Trustee) to the holders of First Preferred Stock, Second Preferred Stock, First Convertible Debentures, Second Convertible Debentures or Third Convertible Debentures, as applicable, pursuant to which Borrower (or the First Indenture Trustee, the Second Indenture Trustee or the Third Indenture Trustee) calls any such securities for redemption.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Related Assets" means all pipelines, gathering systems, gas processing plants and similar assets owned by Borrower, the Restricted Subsidiaries or DJ Partners, L.P., including, related personal property and other fixed assets and all easements, servitudes and similar real property interests owned by Borrower, the Restricted Subsidiaries or DJ Partners, L.P. on which such systems are located.

         "Related Asset Report" means a report to be delivered by Borrower to Banks simultaneous with each delivery by Borrower of a Reserve Report and Borrowing Base Report pursuant to Sections 4.1 and 4.3 which shall (a) be in form and substance acceptable to Required Banks, (b) be prepared by the Approved Petroleum Engineer (with the exception of the Related Asset Report required to be delivered on or before August 15 of each year or pursuant to any Special Determination which may be prepared by Borrower's in-house staff) in accordance with customary and prudent practices of the petroleum engineering industry, and (c) which shall set forth the discounted present value of the Related Assets (which valuation shall be determined as of the same date as the discounted present value of the oil and gas properties which are the subject of the Reserve Report delivered simultaneous therewith pursuant to Sections 4.1 and 4.3 as applicable) as determined by the Approved Petroleum Engineer or Borrower's in-house staff (as applicable). Each Related Asset Report shall also designate the owner (either Borrower, one of the Restricted Subsidiaries or DJ Partners, L.P.) of each Related Asset which is the subject of such report.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 25

         "Request for Committed Loan(s)" has the meaning set forth in Section 2.3.2(a).

         "Required Banks" means (a) at any time prior to the occurrence of an Event of Default, Banks holding greater than sixty-six and two-thirds percent (66 2/3%) of the Total Commitment, and (b) at any time after the occurrence and during the continuation of an Event of Default, Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of the Loans or, if no Loans are at the time outstanding hereunder, Banks having at least sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Total Commitment.

         "Reserve Report" means an engineering analysis of the oil and gas properties owned by Borrower, its Restricted Subsidiaries and DJ Partners, L.P. in form and substance acceptable to the Required Banks prepared by the Approved Petroleum Engineer or reviewed and approved by the Approved Petroleum Engineer (with the exception of the Reserve Reports required to be delivered on or before September 15 of each year pursuant to Section 4.1 or pursuant to any Special Determination pursuant to Section 4.3 which may be prepared by Borrower's in-house staff) in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report shall also designate the owner (either Borrower, one of its Restricted Subsidiaries or DJ Partners, L.P.) which is the owner of each asset which is the subject of such Reserve Report.

         "Restricted Payment" means (a) any Distribution by Borrower or any Distribution by DJ Partners, L.P., (b) any capital contribution, loan or advance by Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary of Borrower or to DJ Partners, L.P., (c) the issuance of a Guarantee by Borrower or any Restricted Subsidiary with respect to any Debt or other obligation of any Unrestricted Subsidiary, (d) the retirement, redemption or prepayment prior to the scheduled maturity by Borrower or a Restricted Subsidiary of Debt of Borrower or such Restricted Subsidiary which is subordinate to the Obligations, including without limitation, the Subordinate Notes and the Convertible Debentures (and, in the case of the Third Convertible Debentures, any payment of the Change of Control Purchase Price (as defined in the Third Indenture)), and (e) any Investment by Borrower which is a Permitted Investment pursuant to subsection (e) of the definition of Permitted Investment. Notwithstanding the foregoing, "Restricted Payments" shall not include (y) advances made under the Intercompany Loan or (z) contributions made prior to the date of this Agreement by Borrower and SWAT to DJ Partners, L.P. of oil and gas properties located in Weld County, Colorado (as to the Codell and Niobrara formation only), Cheyenne County, Nebraska (as to the Niobrara formation only) and Fremont and Carbon Counties, Wyoming, which have been mortgaged to Agent for the benefit of Banks as required by Section 5.1 hereof. For purposes of this definition, at the time Borrower or any Restricted Subsidiary issues any Guarantee of any Debt or other obligation of any Unrestricted Subsidiary, Borrower or such Restricted Subsidiary will be deemed to have made a Restricted Payment in an amount equal to the maximum potential liability of Borrower or such Restricted Subsidiary under such Guarantee (not to exceed, however, the





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 26
aggregate outstanding Debt (including accrued but unpaid interest and fees) and other obligations which are guaranteed pursuant to any such Guarantee).

         "Restricted Subsidiary" means, initially, the Subsidiaries of Borrower listed on Schedule 1 attached hereto other than SOCO International, Inc., and Thomasville Energy Corporation and the Subsidiaries of SOCO International, Inc. and Thomasville Energy Corporation. "Restricted Subsidiary" shall also refer to any other Subsidiary of Borrower which Required Banks and Borrower have, in their sole discretion, designated in writing a Restricted Subsidiary.

         "Restricted Subsidiary Guarantees" means the Guarantees of the Obligations by the Restricted Subsidiaries contemplated by Section 5.2 hereof.

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Second Convertible Debentures" means Borrower's Convertible Subordinated Debentures due 2008 which may be issued in exchange for the Second Preferred Stock at the option of Borrower.

         "Second Indenture" means an Indenture entered into by and between Borrower and the Second Indenture Trustee setting forth the terms of the Second Convertible Debentures which is in the form of the draft of such Indenture included as an Exhibit to the Second Registration Statement.

         "Second Indenture Trustee" means Ameritrust Texas National Association and any successor trustee appointed pursuant to the Second Indenture.

         "Second Preferred Stock" means a class of Convertible Exchangeable Preferred Stock, par value .01 per share, issued by Borrower having the terms set forth in the Second Preferred Stock Designation.

         "Second Preferred Stock Designation" means the Certificate of Designations of Convertible Exchangeable Preferred Stock of Borrower filed with the Secretary of State of Delaware on April 14, 1993, setting forth the terms of the Second Preferred Stock.

         "Second Registration Statement" means the Registration Statement on Form S-3 (No. 33-59446) under the Securities Act which registered the offering and sale of the Second Preferred Stock and which became effective on April 13, 1993.

         "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 27

         "Securities Purchase Agreements" means those certain Securities Purchase Agreements dated November 22, 1989, by and between SOI and John Hancock Mutual Life Insurance Company, Natural Gas Partners, L.P. and New England Mutual Life Insurance Company.

         "SOCO Perm" means SOCO Perm Russia, Inc., a Delaware corporation.

         "SOCO Perm Guaranty" means a Guarantee contemplated to be issued by SOCO Perm in favor of OPIC pursuant to the draft letter of intent between Borrower, PERMTEX and OPIC, a copy of which was provided by Borrower to the Banks prior to the date of this Agreement.

         "Special Cash Flow Cure Period" means the period commencing on the last day of any fiscal quarter for which Borrower's ratio of Consolidated Cash Flow to Consolidated Total Covered Debt was less than required by Section 10.4 and ending on the earlier of (a) ninety (90) days following the expiration of such quarter, or (b) the date specified in a written notice from the Agent stating that Majority Banks have, in their discretion, selected such date as the expiration date for such Special Cash Flow Cure Period.

         "Special Determination" means any determination of the Borrowing Base pursuant to Section 4.3.

         "Subordinated Notes" means Borrower's 13.5% Subordinated Notes due October 1, 1996 which have been paid in full prior to the date of this Agreement.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Notwithstanding the foregoing, for all purposes of this Credit Agreement, DJ Partners, L.P. shall be deemed a "Subsidiary" of Borrower.

         "SWAT" means SOCO Wattenberg Corporation, a Delaware corporation, which is a wholly owned Subsidiary of Borrower.

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

         "Third Convertible Debentures" means Borrower's 7% Convertible Subordinated Notes Due 2001 issued pursuant to the Third Registration Statement.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 28

         "Third Indenture" means an Indenture entered into by and between Borrower and the Third Indenture Trustee setting forth the terms of the Third Convertible Debentures.

         "Third Indenture Trustee" means Texas Commerce Bank National Association and any successor trustee appointed pursuant to the Third Indenture.

         "Third Party Letters of Credit" means letters of credit which are (a) permitted pursuant toSections 2.1(b) and 9.1, (b) not issued pursuant to
Section 2.1(b), (c) with the exception of Cash Secured Third Party Letters of Credit, unsecured, and (d) issued solely to secure Borrower's and its Subsidiaries' obligations under Hedge Transactions permitted by Section 9.11.

         "Third Party Letter of Credit Exposure" means the unfunded portion of Third Party Letters of Credit outstanding at any time.

         "Third Registration Statement" means the Registration Statement on Form S-3 (No. 33-52807) under the Securities Act which registered the offering and sale of the Third Convertible Debentures and which became effective on May 5, 1994.

         "Total Borrowing Base" has the meaning set forth inSection 4.2 hereof.

         "Total Commitment" means the aggregate of all Banks' Commitments.

         "Total Facility A Commitment" means the aggregate of all Banks' Facility A Commitments.

         "Total Facility B Commitment" means the aggregate of all Banks' Facility B Commitments.

         "Under Funded Facility A Bank" means any Bank which is not Fully Funded under Facility A and which holds Committed Facility A Loans and Letter of Credit Exposure which, when considered in the aggregate, are less than its Facility A Commitment Percentage of the sum of (a) all Committed Facility A Loans held by all Banks, and (b) the aggregate Letter of Credit Exposure of all Banks.

         "Under Funded Facility B Bank" means any Bank which is not Fully Funded under Facility B and which holds Committed Facility B Loans which are less than its Facility B Commitment Percentage of all Committed Facility B Loans held by all Banks.

         "Unrestricted Subsidiaries" shall mean any Subsidiary of Borrower which is not a Restricted Subsidiary.

         "Unused Facility A Availability" means, at any time, the remainder of
(a) the Facility A Borrowing Base at such time, minus (b) the sum of (i) the aggregate Letter of Credit





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 29

Exposure of all Banks at such time, plus (ii) the aggregate outstanding principal balance of all Facility A Loans at such time.

         "Unused Facility B Availability" means, at any time, the remainder of
(a) the Facility B Borrowing Base at such time, minus (b) the aggregate outstanding principal balance of all Facility B Loans at such time.

         "Unused Facility A Availability of each Bank" means, for each Bank at any time, the remainder of (a) such Bank's Commitment Percentage of the Facility A Borrowing Base at such time, minus (b) the sum of (i) the Letter of Credit Exposure of such Bank at such time, plus (ii) the principal balance of all Facility A Loans held by such Bank at such time.

         "Unused Facility B Availability of each Bank" means, for each Bank at any time, the remainder of (a) such Bank's Facility B Commitment Percentage of the Facility B Borrowing Base at such time, minus (b) the principal balance of all Facility B Loans held by such Bank at such time.

         "WYGAP Lease" means that certain Barrell Springs Gathering System Lease and Option Agreement dated September 1, 1987 by and between Washakie Gathering Company and Northwest Pipeline Corporation pursuant to which Wyoming Gathering and Production Company leases certain gas transmission facilities.

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to the Banks except for changes concurred in by Borrower's independent certified public accountants and which are disclosed to the Agent on the next date on which financial statements are required to be delivered to the Banks pursuant to Section 8.1(a) or (b); provided that, unless Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article X are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                   ARTICLE II

                             THE CREDIT FACILITIES

         SECTION 2.1. Facility A Commitments. (a) Each Bank severally agrees, subject to Section 2.1(c) and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time during the Facility A Credit Period amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Facility A





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 30

Commitment reduced by an amount equal to the sum of such Bank's Letter of Credit Exposure and such Bank's Facility A Commitment Percentage of Third Party Letter of Credit Exposure. Facility A Loans made pursuant to this Section 2.1(a) shall be Committed Facility A Loans or, solely at the option of each Bank, Competitive Bid Facility A Loans. Notwithstanding the foregoing, Borrower shall not be entitled to obtain Facility A Loans from a Bank and no Bank shall be permitted to make Facility A Loans to Borrower in an amount which would cause the sum of (i) all Facility A Loans held by such Bank, and (ii) such Bank's Letter of Credit Exposure to exceed such Bank's Facility A Commitment Percentage of the Facility A Availability then in effect. Each Committed Facility A Borrowing (i) shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any Base Rate Committed Facility A Borrowing may be in an amount equal to the difference between the Facility A Availability and the Facility A Outstandings), and (ii) shall be made (A) first, by any Bank which is an Under Funded Facility A Bank to the extent necessary to eliminate the under funded position of such Bank, and (B) then, from the Banks ratably in accordance with their respective Facility A Commitment Percentages; provided, that to the extent any Bank's ability to make any Committed Facility A Loan on the occasion of any Committed Borrowing is reduced pursuant to the restriction contained in the third sentence of this Section 2.1(a), such Bank shall make a Committed Facility A Loan in the maximum amount it is permitted to make without violating such restriction and the remaining Banks which are not subject to such restriction shall make Committed Facility A Loans in an aggregate amount equal to the remaining portion of such Committed Borrowing. Such Committed Facility A Loans shall be made by such unrestricted Banks ratably based on the amount of each such unrestricted Bank's Facility A Commitment Percentage relative to the aggregate Facility A Commitment Percentages of all such unrestricted Banks.
Any Competitive Bid Facility A Loans held by any Bank which are to be refinanced pursuant to a Committed Borrowing of Facility A Loans will not be deemed to be outstanding for purposes of determining the amount of Committed Facility A Loans to be made by each Bank on such Borrowing Date. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this Section 2.1(a), repay Facility A Loans and request new Facility A Loans; provided, that any partial repayment of Committed Facility A Loans shall be applied first, to the Committed Facility A Loans held by each Over Funded Facility A Bank to the extent necessary to eliminate the over funded position of each such Bank (each such partial repayment shall be allocated to the Over Funded Facility A Banks ratably based on the amount of Committed Facility A Loans held by each Over Funded Facility A Bank), and second, to each Bank in accordance with its Facility A Commitent Percentage. Borrower, Agent and the Banks acknowledge and agree that the entire principal amount of the Facility A Loans outstanding under the Existing Credit Agreement shall be allocated to and shall be deemed Committed Facility A Loans under this Agreement. Notwithstanding any provision of this Agreement or the Loan Papers to the contrary, there shall remain outstanding (continuously until termination of all Commitments and repayment of all Loans) under Facility A or Facility B a Base Rate Loan of not less than $1,000 (the "Minimum Outstanding Balance").
The Minimum Outstanding Balance may not be prepaid except as permitted by the preceding sentence.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 31

         Each Bank which is an Under Funded Facility A Bank at the time an Event of Default occurs shall be irrevocably and unconditionally obligated, for so long as such Event of Default shall be continuing, to purchase from each Over Funded Facility A Bank at par, a non-recourse participation interest in all outstanding Committed Facility A Loans and all Letter of Credit Exposure held by each Over Funded Facility A Bank in an amount which (after giving effect to the simultaneous fulfillment of the obligations pursuant to this paragraph of all other Under Funded Facility A Banks) will result in the elimination of the under funded Facility A position of each Under Funded Facility A Bank and the over funded Facility A position of each Over Funded Facility A Bank. Each Under Funded Facility A Bank will pay the purchase price for each participation interest required to be purchased by it pursuant to this paragraph by wire transfer of immediately available funds promptly upon being advised by Agent of the occurrence of an Event of Default, but in all events within two (2) Domestic Business Days following demand by any Over Funded Facility A Bank.

                 (b) The Agent, or such Bank designated by the Agent which (without obligation to do so) consents to the same ("Issuer") will, from time to time during the Facility A Credit Period, upon request by Borrower, issue Letters of Credit for the account of Borrower or any Restricted Subsidiary designated by Borrower, so long as (i) the sum of (A) the total Third Party Letter of Credit Exposure then existing, (B) the total Letter of Credit Exposure then existing, and (C) the amount of the requested Letter of Credit does not exceed fifteen percent (15%) of the lesser of (y) the Total Facility A Commitment, and (z) the Facility A Borrowing Base, and (ii) Borrower would be entitled to a Facility A Borrowing under Section 2.1(a) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower (and any Restricted Subsidiary for whose account such Letter of Credit is being issued) shall execute and deliver to Issuer, Issuer's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Issuer. No Letter of Credit shall have an expiration date later than the earlier of (i) the Facility A Termination Date, or (ii) one (1) year from the date of issuance. Upon the date of issuance of a Letter of Credit, Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Issuer, a non recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to the amount of any Committed Facility A Loan which such Bank would be required to make under
Section 2.1(a) if Borrower were requesting a Committed Borrowing under Facility A on such day in the amount of such Letter of Credit. Upon request of any Bank, but not less often than quarterly, Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the Issuer, beneficiary and expiration date of each such Letter of Credit, each Bank's percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by the Issuer(s) thereof for such Bank's account and risk. If any Letter of Credit is presented for payment by the beneficiary thereof, the Agent shall cause a Committed Borrowing comprised of Base Rate Facility A Loans to be made from each





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 32

Bank participating in such Letter of Credit and Letter of Credit Exposure to reimburse Issuer for the payment under the Letter of Credit, whether or not Borrower would then be entitled to a Committed Facility A Borrowing pursuant to the terms hereof, and each Bank which participated in such Letter of Credit and Letter of Credit Exposure shall be obligated to make a Facility A Base Rate Loan equal to the amount of its participation interest. At the time of issuance of each Letter of Credit, Borrower shall pay to the Agent a fee equal to the sum of (i) one-eighth of one percent (1/8%) per annum (based on the face amount and term of such Letter of Credit), plus (ii) one percent (1.0%) per annum (based upon the amount and term of such Letter of Credit). The Agent shall distribute the fee described in subclause (i) of the preceding sentence paid on issuance of such Letter of Credit to the Issuer of such Letter of Credit. The remaining portion of such fee shall be paid to the Banks participating in such Letter of Credit and Letter of Credit Exposure based on the relative amounts of their participation in such Letter of Credit and Letter of Credit Exposure. Borrower, Agent and the Banks acknowledge that five Letters of Credit which were issued pursuant to the Existing Credit Agreement remain outstanding. Each of such existing Letters of Credit will be deemed to be "Letters of Credit" under and for purposes of this Section 2.1(b).

         Upon the occurrence of an Event of Default, Borrower shall, on the next succeeding Domestic Business Day, deposit with the Agent such funds as the Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any funds so deposited shall be held by the Agent for the ratable benefit of all Banks as security for the Loans, and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to the Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, the Agent shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Loans have been repaid in full (and no Bank has any obligation to make further Loans or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Required Banks, the Agent shall release to Borrower any remaining funds deposited under this Section 2.1(b).

         Whenever Borrower is required to make deposits under thisSection 2.1(b) and fails to do so on the day such deposit is due, the Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Loans, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of Borrower, any guarantor, or any other person liable for all or any part of the Loans.

                 (c) No Bank will be obligated to lend to Borrower under Facility A or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow under Facility A any amount or obtain Letters of Credit hereunder in an amount which would cause Borrower's Adjusted Consolidated Senior Debt to exceed the Facility A Borrowing Base then in effect under
Article IV. No Bank shall be obligated to fund Facility A Borrowings hereunder and Borrower shall not be entitled to Facility A Borrowings hereunder during the





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 33
existence of a Borrowing Base Deficiency or a breach of Section 10.4
(regardless of whether the applicable cure periods shall have expired with respect thereto). Nothing in this Section 2.1(c) shall be deemed to limit any Bank's obligation to fund Facility A Base Rate Loans with respect to its participation in Letters of Credit in connection with any Committed Borrowing comprised of Base Rate Facility A Loans made as a result of the drawing under any Letter of Credit.

         SECTION 2.2. Facility B Commitment. (a) Each Bank severally agrees, subject to Section 2.2(b) and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time during the Facility B Credit Period amounts not to exceed in the aggregate at any one time outstanding the amount of its Facility B Commitment. Facility B Loans made pursuant to this
Section 2.2 shall be Committed Facility B Loans or, solely at the option of each Bank, Competitive Bid Facility B Loans. Borrower shall not be entitled to obtain Facility B Loans from a Bank and no Bank shall be entitled to make Facility B Loans to Borrower in an amount which would cause the sum of all Facility B Loans held by such Bank to exceed such Bank's Facility B Commitment Percentage of the Facility B Borrowing Base then in effect. Each Committed Borrowing under Facility B (i) shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any Committed Borrowing comprised of Base Rate Facility B Loans may be in the amount of the Unused Facility B Availability), and (ii) shall be made (A) first from any Under Funded Facility B Bank in an amount necessary to eliminate the under funded position of such Bank, and (B) then, from the Banks ratably in accordance with their respective Facility B Commitment Percentages; provided, that, to the extent any Bank's ability to make Committed Facility B Loans on the occasion of any Committed Borrowing is reduced pursuant to the restriction contained in the third sentence of this Section 2.2(a), such Bank shall make a Committed Facility B Loan in the maximum amount it is permitted to make without violating such restriction and the remaining Banks which are not subject to such restriction shall make Committed Facility B Loans in an aggregate amount equal to the remaining portion of such Committed Borrowing. Such Committed Facility B Loans shall be made by such unrestricted Banks ratably based on the amount of each such unrestricted Bank's Facility B Committed Percentage relative to the aggregate Facility B Commitment Percentages of all such unrestricted Banks. Any Competitive Bid Facility B Loans held by any Bank which are to be refinanced pursuant to a Committed Borrowing of Facility B Loans will not be deemed to be outstanding for purposes of determining the amount of Committed Facility B Loans to be made by each Bank on such Borrowing Date. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this Section 2.2(a), repay Facility B Loans and request new Facility B Loans; provided, that prior to an Event of Default, all partial repayments of Committed Facility B Loans shall be applied first, to the Committed Facility B Loans held by each Over Funded Facility B Bank to the extent necessary to eliminate the over funded position of each such Bank (each such partial repayment shall be allocated to the Over Funded Facility B Banks ratably based on the amount of Facility B Loans held by each Over Funded Facility B Bank), and second, to each Bank in accordance with its Facility B Commitment Percentage.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 34

         Each Bank which is an Under Funded Facility B Bank at the time an Event of Default occurs shall be irrevocably and unconditionally obligated, for so long as such Event of Default shall be continuing, to purchase from each Over Funded Facility B Bank at par, a fully non-recourse participation interest in all outstanding Committed Facility B Loans held by each Over Funded Facility B Bank in an amount which (after giving effect to the simultaneous fulfillment of the obligations pursuant to this paragraph of all other Under Funded Facility B Banks) will result in the elimination of the under funded Facility B position of each Under Funded Facility B Bank and the over funded Facility B position of each over Funded Facility B Bank. Each Under Funded Facility B Bank will pay the purchase price for each participation interest required to be purchased by it pursuant to this paragraph by wire transfer of immediately available funds promptly upon being advised by Agent of the occurrence of an Event of Default, but in all events within two (2) Domestic Business Days following demand by any Over Funded Facility B Bank.

                 (b) No Bank will be obligated to lend to Borrower under Facility B and Borrower shall not be entitled to borrow any amount under Facility B which would cause the aggregate outstanding principal balance of all Facility B Loans to exceed the Facility B Borrowing Base then in effect under
Article IV. No Bank shall be obligated to fund Facility B Borrowings hereunder and Borrower shall not be entitled to Facility B Borrowings hereunder during the existence of a Borrowing Base Deficiency or a breach of Section 10.4 (regardless of whether the applicable cure periods shall have expired with respect thereto).

         SECTION 2.3. Method of Borrowing.

                 2.3.1. Competitive Bid Procedure. (a) In order to request Competitive Bids, Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Competitive Bid Request, to be received by the Agent (i) in the case of Eurodollar Loans, not later than 12:00 noon (Dallas, Texas time), five (5) Eurodollar Business Days before the Borrowing Date specified for a proposed Competitive Bid Borrowing comprised of Eurodollar Loans and (ii) in the case of Fixed Rate Loans, not later than 12:00 noon (Dallas, Texas time), two (2) Business Days before the Borrowing Date specified for a proposed Competitive Bid Borrowing comprised of Fixed Rate Loans. No Base Rate Loan shall be requested, or, except pursuant to
                          Section 13.2 or Section 13.4, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format ofExhibit B-1 may be rejected at the Agent's sole discretion, and the Agent shall promptly notify Borrower of such rejection by telex or telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify (w) whether the Competitive Bid Loans then being requested are to be Facility A Loans or Facility B Loans, (x) whether the Competitive Bid Loans then being requested are to be Eurodollar Loans or Fixed Rate Loans, (y) the Borrowing Date of such





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 35

                          Competitive Bid Loans (which shall be a Domestic Business Day or a Eurodollar Business Day, as applicable) and the aggregate principal amount thereof (which in the case of Facility A Loans shall not be less than $5,000,000 or greater than the Unused Facility A Availability on such Borrowing Date and shall be an integral multiple of $500,000 and with respect to Facility B Loans shall not be less than $5,000,000 or greater than the Unused Facility B Availability on such Borrowing Date and shall be in an integral multiple of $500,000), and (z) the Interest Period with respect thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telex or telecopier (in the form set forth in Exhibit B-2 hereto) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to such Competitive Bid Request.

                                  (b)  Each Bank may, in its sole discretion,
                          make one or more Competitive Bids to Borrower responsive to each Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Agent via telex or telecopier, in the form of Exhibit B-3 hereto, (i) in the case of Eurodollar Loans, not later than 12:00 noon (Dallas, Texas time), four (4) Eurodollar Business Days before the Borrowing Date specified for a proposed Competitive Bid Borrowing comprised of Eurodollar Loans and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m. (Dallas, Texas time), one (1) Domestic Business Day before the Borrowing Date specified for a proposed Competitive Bid Borrowing comprised of Fixed Rate Loans. Competitive Bids that do not conform substantially to the format of Exhibit B-3 may be rejected by the Agent after conferring with, and upon the instruction of Borrower, and the Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $500,000 and which, subject to the conditions set forth in Section 2.1 with respect to Facility A Loans, or in Section 2.2 with respect to Facility B Loans, may equal the entire principal amount of the Competitive Bid Borrowing requested by Borrower) of the Competitive Bid Loan that the Bank is willing to make to Borrower, (y) specify the Competitive Bid Rate at which the Bank is prepared to make the Competitive Bid Loan and (z) confirm the Interest Period with respect thereto specified by Borrower in its Competitive Bid Request. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Agent via telex (i) in the case of Eurodollar Loans, not later than 12:00 noon (Dallas, Texas time), four (4) Eurodollar Business Days before the Borrowing Date specified for a proposed Competitive





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 36

                          Bid Borrowing comprised of Eurodollar Loans, and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m. (Dallas, Texas time), one (1) Domestic Business Day before the Borrowing Date specified for a proposed Competitive Bid Borrowing comprised of Fixed Rate Loans; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Bid Loan as part of such Competitive Bid Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

                                  (c) The Agent shall promptly notify Borrower by telex or telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Agent shall send a copy of all Competitive Bids to Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.1.

                                  (d)  Borrower may in its sole and absolute
                          discretion, subject only to the provisions of this
                          Section 2.3.1(d), accept or reject any Competitive Bid referred to in paragraph (c) above; provided, howeve, that the aggregate amount of the Competitive Bids so accepted by Borrower may not exceed the principal amount of the Competitive Bid Borrowing requested by Borrower. Borrower shall notify the Agent by telex or telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Loans, not later than 12:00 noon (Dallas, Texas time), three (3) Eurodollar Business Days before the Borrowing Date specified for a proposed Competitive Bid Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., (Dallas, Texas time), one (1) Domestic Business Day before the Borrowing Date specified for a proposed Competitive Bid Borrowing; provided, however, that
                          (w) the failure by Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (x) Borrower shall not accept a bid made at a particular Competitive Bid Rate if Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (y) if Borrower shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of Competitive Bid Loans in respect of which bids at such Competitive Bid Rate have been made, then Borrower shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of Competitive Bid Loans for which such bids were made, and (z) no bid shall be





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 37
                          accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $1,000,000 and an integral multiple of $500,000. Notwithstanding the foregoing, if it is necessary for Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request
                          (whether pursuant to the events specified in clause
                          (y) above or otherwise) and the available principal amount of Competitive Bid Loans to be allocated among the Banks is not sufficient to enable Competitive Bid Loans to be allocated to each Bank in a minimum principal amount of $1,000,000 and in integral multiples of $500,000, then Borrower shall select the Banks to be allocated such Competitive Bid Loans and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by Borrower pursuant to this paragraph (d) shall be irrevocable.

                                  (e)  The Agent shall promptly notify each
                          bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Agent shall notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

                                  (f)  Upon determination by the Agent of the
                          Adjusted London Interbank Offered Rate applicable to any Eurodollar Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by Borrower pursuant to Section 2.3.1(d), the Agent shall notify such Bank of (i) the applicable Adjusted
                          London Interbank Offered Rate and (ii) the sum of the applicable Adjusted London Interbank Offered Rate plus the Competitive Bid Margin bid by such Bank.

                                  (g)  No Competitive Bid Borrowing shall be
                          made within five (5) Business Days of the date of any other Competitive Bid Borrowing unless Borrower and the Agent shall mutually agree otherwise.

                                  (h)  If the Agent shall at any time have a
                          Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to Borrower at least one half of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Agent pursuant to paragraph (b) above.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 38

                                  (i)  All notices required by this Section
                          2.3.1 shall be made in accordance with Section 14.1.

                 2.3.2. Method of Committed Borrowing. (a) In order to request Committed Loans, Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Request for Committed Loans prior to 12:00 noon (Dallas, Texas time), (i) at least one (1) Domestic Business Day before the Borrowing Date specified for a proposed Base Rate Borrowing, (ii) at least two (2) Domestic Business Days before the Borrowing Date specified for a proposed CD Rate Borrowing, and (iii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each Request for Committed Loans shall be substantially in the form of Exhibit B-4 hereto, and shall specify:

                                  (i)   the Borrowing Date of such Committed
                                  Borrowing, which shall be a Domestic Business Day in the case of a Committed Borrowing comprised of Base Rate Loans or a Committed Borrowing comprised of CD Rate Loans, or a Eurodollar Business Day in the case of a Committed Borrowing comprised of Eurodollar Loans;

                                  (ii)  the aggregate amount of such Committed
                                  Borrowing;

                                  (iii) whether the Loans comprising such
                                  Committed Borrowing are to be Base Rate
                                  Loans, CD Rate Loans or Eurodollar Loans;

                                  (iv)  in the case of a Committed Borrowing
                                  comprised of Eurodollar Loans or a Committed
                                  Borrowing comprised of CD Rate Loans, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                                  (v)   whether such Committed Borrowing shall
                                  be comprised of Facility A Loans or Facility
                                  B Loans.

                          (b) Upon receipt of a Request for Committed Loans, the Agent shall promptly notify each Bank of the contents thereof and the amount of the Committed Borrowing to be loaned by such Bank pursuant thereto, and such Request for Committed Loans shall not thereafter be revocable by Borrower.

                          (c) Not later than 12:00 noon (Dallas, Texas time) on the date of each Committed Borrowing, each Bank shall (except as provided in





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 39

                          Section 2.3.2(d)) make available that portion of such Committed Borrowing allocated to such Bank pursuant to Section 2.1(a) or 2.2(a) (as applicable), in Federal or other funds immediately available in Dallas, Texas to the Agent at its address referred to in Section 14.1. Notwithstanding the foregoing, if Borrower delivers to Agent a Request for Committed Loans prior to 10:00 a.m. (Dallas, Texas time) on a Domestic Business Day requesting a Committed Borrowing comprised of Base Rate Loans on such day, each Bank shall use its best efforts to make available to the Agent that portion of such Committed Borrowing allocated to such Bank pursuant to Section
                          2.1 or 2.2 (as applicable) by 1:00 p.m. (Dallas, Texas time) on the same day. Unless the Agent determines that any applicable condition specified in
                          Section 6.2 has not been satisfied, the Agent will make the funds so received from the Banks available to Borrower at the Agent's aforesaid address.

                          (d)   If any Bank makes a new Committed Loan
                          hereunder on a day on which Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Committed Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent or remitted by Borrower to the Agent, as the case may be.

         SECTION 2.4.Notes. The Committed Facility A Loans of each Bank shall be evidenced by a single Committed Facility A Note payable to the order of such Bank in an amount equal to such Bank's Facility A Commitment. The Competitive Bid Facility A Loans of each Bank shall be evidenced by a single Competitive Bid Facility A Note payable to the order of such Bank in an amount equal to such Bank's Facility A Commitment. The Committed Facility B Loans of each Bank shall be evidenced by a single Committed Facility B Note payable to the order of such Bank in an amount equal to such Bank's Facility B Commitment. The Competitive Bid Facility B Loans of each Bank shall be evidenced by a single Competitive Bid Facility B Note payable to the order of such Bank in an amount equal to such Bank's Facility B Commitment. Each Committed Facility A Note shall be in substantially the form of Exhibit C-1. Each Competitive Bid Facility A Note shall be in substantially the form of Exhibit C-2. Each Competitive Bid Facility B Note shall be substantially in the form of Exhibit D-2. Each Committed Facility B Note shall be in substantially the form of Exhibit D-1.

         SECTION 2.5. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Loan.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 40

         SECTION 2.6. Interest Rates. (a) Each Committed Base Rate Loan shall bear interest on the outstanding principal balance thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate in effect from day to day, each change in the Base Rate to be effective without notice to Borrower on the effective date of each such change, provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on each Base Rate Loan shall be payable on the last date of the Interest Period applicable thereto.

                 (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to (i) in the case of each Committed Loan the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate, and (ii) in the case of each Competitive Bid Loan the applicable Adjusted London Interbank Offered Rate for the Interest Period in effect for such Loan plus the Competitive Bid Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.3.1(b); provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on each Eurodollar Loan having an Interest Period of one, two or three months shall be payable on the last day of the Interest Period applicable thereto. Interest on each Eurodollar Loan having an Interest Period of six, nine, or twelve months shall be payable on the last day of the Interest Period applicable thereto and on each June 30, September 30, December 31 and March 31 during such Interest Period.

                 (c) Each CD Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted CD Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on each CD Rate Loan having an Interest Period of thirty (30), sixty (60) or ninety
(90) days shall be payable on the last day of the Interest Period applicable thereto. Each CD Rate Loan having an Interest Period of one hundred eighty
(180), two hundred seventy (270) or three hundred sixty (360) days shall be payable on the expiration of such Interest Period and on each June 30, September 30, December 31 and March 31 during such Interest Period.

                 (d) Each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Fixed Rate of Interest offered by the Bank making such Competitive Bid Fixed Rate Loan and accepted by Borrower pursuant to
Section 2.3.1; provided, that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on each Fixed Rate Loan having an Interest Period of 90 days or less shall be payable on the last day of the Interest Period applicable thereto. Each Fixed Rate Loan having an Interest Period greater than 90 days shall be payable on the expiration of such Interest Period and on each March 31, June 30, September 30 and December 31 during such Interest Period.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 41

                 (e) With respect to Committed Loans, the Agent shall determine each interest rate applicable to the Committed Loans in accordance with the terms hereof. The Agent shall promptly notify Borrower and the Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                 (f) With respect to Competitive Bid Loans, the Agent shall determine the Adjusted London Interbank Offered Rate for each Interest Period applicable to the Competitive Bid Loans in accordance with the terms hereof. The Agent shall promptly notify Borrower and the affected Banks by telex, telecopy or cable of each such determination thereof and its determination thereof shall be conclusive absent manifest error.

                 (g) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate, the CD Rate, the Fixed Rate or the London Interbank Offered Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the affected Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

         SECTION 2.7. Application of Payments. Each repayment pursuant to Sections 2.8(a), 2.9(a), 2.10, 4.5 or 10.4 shall be made together with accrued interest to the date of payment, and shall be applied to payment of the Loans of the Banks in accordance with Section 3.2(a) and the other provisions of this Agreement.

         SECTION 2.8. Mandatory Termination of Facility A Commitment; Extension of Facility A Termination Date. (a) The Facility A Commitments shall terminate on the Facility A Termination Date, and any Facility A Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                 (b) On or before March 15 of any year preceding the Facility A Termination Date, Borrower may request that the Banks extend the Facility A Termination Date for successive periods of one year. The Banks, in their sole discretion may agree to extend or decline to extend the Facility A Termination Date; however, if the Banks have not responded to such request in writing by May 1 of the year of Borrower's request such





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 42
request shall be deemed to have been denied. In the event the Banks agree to such request, Borrower and the Banks shall execute a written extension agreement in form reasonably acceptable to the Agent evidencing such extension. Borrower shall also execute new Facility A Notes in the forms attached hereto as Exhibit C-1 and Exhibit C-2 reflecting such extension and such other documents as the Agent shall reasonably request, including, without limitation, amendments to each Mortgage required by Section 5.1 hereof in form and substance acceptable to the Agent.

         SECTION 2.9. Mandatory Termination of Facility B Commitment; Extension of Facility B Termination Date. (a) The Facility B Commitments shall terminate on the Facility B Termination Date, and any Facility B Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                 (b) Borrower may by notice to Agent and each Bank delivered together with Borrower's notice specifying the amount of the Total Borrowing Base requested by Borrower pursuant to Section 4.1 hereof, request that Banks extend the Facility B Termination Date for additional periods in each case not to extend beyond three hundred sixty four (364) days following such Determination Date. The Banks, in their sole discretion may agree to extend or decline to extend the Facility B Termination Date; however, if the Banks have not responded to such request in writing by such Determination Date, such request shall be deemed to have been denied. In the event the Banks agree to such request, Borrower and the Banks shall execute a written extension agreement in form reasonably acceptable to the Agent evidencing such extension. Borrower shall also execute new Facility B Notes in the forms attached hereto as Exhibit D-1 and Exhibit D-2 reflecting such extension and such other documents as the Agent shall reasonably request, including, without limitation, amendments to each Mortgage required by Section 5.1 hereof in form and substance acceptable to the Agent. In no event shall the Facility B Termination Date ever be extended to a date which is in excess of 364 days from the date such extension is granted.

         SECTION 2.10. Reduction of Commitments. (a) Borrower may by notice to the Agent one (1) Domestic Business Day prior to the effective date of any such reduction, reduce the Total Facility A Commitment (and thereby permanently reduce the Facility A Commitment of each Bank ratably in accordance with such Bank's Facility A Commitment Percentage) in amounts not less than $1,000,000 or any larger multiple of $100,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction make a principal payment on the Facility A Loans in an amount sufficient to cause Borrower's Adjusted Consolidated Senior Debt to be equal to or less than the Total Facility A Commitment as thereby reduced (and the Agent shall distribute to each Bank in like funds that portion of any such payment as is required to cause the sum of (i) the principal balance of Facility A Loans held by such Bank at such time, (ii) such Bank's aggregate Letter of Credit Exposure at such time, and (iii) such Bank's aggregate Commitment Percentage of Third Party Letter of Credit Exposure at such time to be not greater than its Facility A Commitment as thereby reduced). Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Facility A Commitment (i)





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 43
if, as a result of such reduction, Borrower would be required to prepay all or any portion of the principal amount of any Eurodollar Loan, Fixed Rate Loan or CD Rate Loan prior to the last day of the Interest Period applicable thereto,
(ii) to an amount less than the aggregate Letter of Credit Exposure and Third Party Letter of Credit Exposure of all Banks, or (iii) to an amount which would result in the Total Facility A Commitment being less than the Total Facility B Commitment.

                 (b) Borrower may by notice to the Agent one (1) Domestic Business Day prior to the effective date of any such reduction, reduce the Total Facility B Commitment (and thereby reduce the Facility B Commitment of each Bank ratably in accordance with such Bank's Unadjusted Commitment Percentage) in amounts not less than $1,000,000 or any larger multiple of $100,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Facility B Loans in an amount sufficient to cause the outstanding principal balance of the Facility B Loans to be equal to or less than the Total Facility B Commitment as thereby reduced (and the Agent shall distribute to each Bank in like funds that portion of any such payment as is required to cause the principal balance of all Facility B Loans held by such Bank to be not greater than its Facility B Commitment as thereby reduced). Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Facility B Commitment if, as a result of such reduction, Borrower would be required to prepay all or any portion of the principal amount of any Eurodollar Loan, Fixed Rate Loan or CD Rate Loan prior to the last day of the Interest Period applicable thereto.

         SECTION 2.11. Commitment Fee for Facility A. On the Facility A Termination Date and on the last day of each June, September, December and March until the Facility A Termination Date, commencing on September 30, 1994, Borrower shall pay to the Agent, for the benefit of each Bank in accordance with the allocations hereafter set forth, a commitment fee equal to three-eighths of one percent (3/8%) per annum (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) on the average daily Unused Facility A Availability for the calendar quarter ending on such date. Such fee shall be allocated to each Bank based on the average daily Unused Facility A Availability of each Bank for such calendar quarter.

         SECTION 2.12. Commitment Fee for Facility B. On the Facility B Termination Date and on the last day of each June, September, December and March until the Facility B Termination Date, commencing on September 30, 1994, Borrower shall pay to the Agent, for the benefit of each Bank in accordance with the allocations hereafter set forth, a commitment fee equal to one-eighth of one percent (1/8%) per annum (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) on the average daily Unused Facility B Availability for the calendar quarter ending on such date. Such fee shall be allocated to each Bank based on the average daily Unused Facility B Availability for each Bank during such quarter.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 44

         SECTION 2.13. Agency Fee. Borrower shall pay to Agent such fees and other amounts as Borrower shall be required to pay to Agent from time to time pursuant to any separate agreement between Borrower and Agent setting forth the compensation to be paid to Agent in consideration for acting as Agent hereunder. Such fees and other amounts shall be retained by Agent, and no Bank (other than Agent) shall have any interest therein.

         SECTION 2.14. Borrowing Base Increase Fee. In the event Borrower requests an increase in the Total Borrowing Base pursuant to Sections 4.2 or
4.3 and (a) the Banks, in their sole discretion, determine that in order to grant such increase, it is necessary to include value in the Total Borrowing Base attributable to oil and gas properties or Related Assets to be acquired by Borrower or a Restricted Subsidiary, and (b) the aggregate purchase price to be paid by Borrower and its Restricted Subsidiaries for such oil and gas properties and Related Assets exceeds $25,000,000, Borrower shall pay a fee to Agent for the ratable benefit of each Bank at the time such increase in the Total Borrowing Base is granted equal to one fourth of one percent (.25%) of the amount of such increase. The requirement for the payment of the fee contained in this Section 2.14 shall not limit or impair the discretion of the Banks to determine the Total Borrowing Base pursuant to Sections 4.2 and 4.3, including the right of the Banks to condition any increase in the Total Borrowing Base on such other conditions precedent as they shall deem necessary or appropriate under the circumstances.

                                  ARTICLE III

                               GENERAL PROVISIONS

         SECTION 3.1. Delivery and Endorsement of Notes. Simultaneously with the execution of this Agreement, the Agent shall deliver to each Bank the Notes payable to such Bank referenced in Sections 6.1(a) and (b). Each Bank may endorse (and prior to any transfer of its Notes shall endorse) on the schedule attached to the relevant Note held by such Bank appropriate notations to evidence the date and amount of each Competitive Bid Loan or Committed Loan, as applicable, made by it, the Interest Period applicable thereto, and the date and amount of each payment of principal of any Competitive Bid Loan or Committed Loan, as applicable, made by Borrower with respect thereto, provided that the failure by any Bank to so endorse its Notes shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Notes together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as required.

         SECTION 3.2. General Provisions as to Payments. (a) Borrower shall make each payment of principal of, and interest on, the Loans and all fees payable hereunder not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to the Agent at its address referred to in Section 14.1. The Agent will promptly (and if such payment is received by the Agent by 10:00 a.m., and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 45

Bank its share (as determined in accordance with the other provisions of this Agreement) of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans, CD Rate Loans, Fixed Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day (subject to the definition of Interest Period). Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes the Agent to charge from time to time against Borrower's accounts with the Agent any amount then due.

                 (b) Prior to the occurrence of an Event of Default, all principal payments received by the Banks on Competitive Bid Loans shall be applied to the Competitive Bid Loans directed by Borrower, and all principal payments received by the Banks in respect of Committed Loans shall be applied to Committed Facility A Loans or Committed Facility B Loans as Borrower shall direct, but shall thereafter be applied to the Committed Facility A and Committed Facility B Loans of each Bank in the manner required pursuant to
Section 2.1(a) and 2.2(a) hereof. Any payments so received by any Bank shall, to the extent consistent with the foregoing, be applied first, to Loans with Interest Periods ending on the date of such payment, then to Base Rate Loans next maturing, then to CD Rate Loans, Eurodollar Loans or Fixed Rate Loans (as Borrower shall elect but in the absence of such election, in such order as the Agent shall elect), next maturing until such principal payment is fully applied with such adjustments in such order of payment as the Agent shall specify in order that each Bank receives its appropriate share of each such payment.

                 (c) After the occurrence of an Event of Default, all amounts collected or received by the Agent or any Bank shall be applied first to the payment of all proper costs incurred by the Agent in connection with the collection thereof (including reasonable expenses and disbursements of the Agent), second to the payment of all proper costs incurred by the Banks in connection with the collection thereof (including reasonable expenses and disbursements of the Banks), third to the reimbursement of any advances made by the Banks to effect performance of any unperformed covenants of Borrower or any Restricted Subsidiary under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 2.13, fifth to the payment of any unpaid fees required pursuant to Sections 2.1(b), 2.11, 2.12 and 2.14 and sixth, to payment of the Loans to each Bank based on the percentage held by such Bank of all Loans and Letter of Credit Exposure outstanding hereunder.
All payments received by a Bank after the occurrence of an Event of Default for application to its Loans shall be applied by such Bank in the manner provided in Section 3.2(b).

         SECTION 3.3. Funding Losses. If Borrower makes any payment of principal with respect to any Eurodollar Loan, CD Rate Loan or Fixed Rate Loan (whether pursuant to





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 46

Article XI or XIII or as a voluntary or mandatory prepayment or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow any Eurodollar Loan, CD Rate Loan or Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.3, Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the reemployment of funds at rates lower than the cost to such Bank of such funds and related costs, which in the case of the payment or prepayment prior to the end of the Interest Period for any Eurodollar Loan, Fixed Rate Loan or CD Rate Loan shall include the amount, if any, by which (a) the interest which such Bank would have received, absent such payment or prepayment for the applicable Interest Period exceeds (b) the interest which such Bank would receive if the amount of such Eurodollar Loan, CD Rate Loan or Fixed Rate Loan were deposited, loaned, or placed by such Bank in the interbank eurodollar market or certificate of deposit market (as applicable) on the date of such payment or prepayment for the remainder of the applicable Interest Period.
Such Bank shall promptly deliver to Borrower and the Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 3.4. Computation of Interest. Interest payable on the Loans hereunder shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days.

         SECTION 3.5. Overdue Principal and Interest. Any overdue principal of and, to the extent permitted by law, overdue interest on any Loan (after giving effect to all grace periods) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of (a) the sum of four percent (4%) plus the Base Rate and (b) the Maximum Lawful Rate.

                                   ARTICLE IV

                                 BORROWING BASE

         SECTION 4.1. Reserve, Related Asset and Borrowing Base Report; Proposed Borrowing Base. As soon as available and in any event by March 15 and September 15 of each year, Borrower shall deliver to each Bank (i) a Reserve Report and Related Asset Report prepared as of the immediately preceding December 31 and June 30 respectively, and (ii) a Borrowing Base Report. On or before each April 10 and October 10 of each year, Borrower shall notify each Bank of (a) the Total Borrowing Base Borrower requests for the period commencing on the next Determination Date, and (b) the amount of such requested Total Borrowing Base to be allocated to Facility A and to Facility B pursuant to Section 4.4 hereof.

         SECTION 4.2. Determination of Total Borrowing Base. Based in part on the Reserve Report and Related Asset Reports delivered pursuant to Section 4.1 the Banks





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 47
shall determine the Total Borrowing Base to be in effect on the next succeeding Determination Date, which shall in no event exceed the Total Borrowing Base requested by Borrower pursuant to Section 4.1. Such determination shall be made by the Banks in their sole discretion in accordance with their respective standards for oil and gas loans, which may vary from Bank to Bank. Each Bank shall notify the Agent on or before ten (10) days prior to each Determination Date of the Total Borrowing Base which such Bank determines should become effective on such Determination Date. Thereafter, the Banks shall consult with each other in order to agree on the Total Borrowing Base to be effective on such Determination Date. In the event the Banks agree on such Total Borrowing Base on or before the expiration of such ten (10) day period, the Total Borrowing Base agreed to by the Banks shall become effective on the next succeeding Determination Date and shall remain in effect until the next Determination. In the event the Banks are unable to agree on the Total Borrowing Base to be effective on the next succeeding Determination Date within such ten (10) day period, the Total Borrowing Base which becomes effective on the next Determination Date shall be the weighted average (determined by reference to that percentage of the Total Commitment represented by each Bank's Commitment) of the Total Borrowing Bases requested by the Banks in the notices referred to in the third sentence of this Section 4.2 and shall remain in effect until the next Determination. The Agent shall notify Borrower of the Total Borrowing Base to become effective on each Determination Date no later than 2:00 p.m., Dallas, Texas time on such Determination Date. Without limiting the right of the Banks to determine the Total Borrowing Base in their sole discretion, Borrower acknowledges and agrees that subject to the Banks' consistent application of their respective standards for similar loans, the Banks (i) may make such assumptions regarding appropriate existing and projected pricing for hydrocarbons as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of hydrocarbons from oil and gas properties and Related Assets owned by Borrower and the Restricted Subsidiaries as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of Borrower, including, without limitation, obligations under the Preferred Stock, Convertible Debentures, and other debt service and lease obligations of Borrower and its Subsidiaries (including without limitation, the full amount Borrower may be required to pay in connection with any redemption of the Preferred Stock or Convertible Debentures with respect to which Borrower has delivered to Banks a Bank Redemption Notice), and obligations of Borrower and SWAT to the limited partner(s) of DJ Partners, L.P., (iv) are not required to consider asset other than oil and gas reserves and Related Assets, (v) are not required to consider any oil and gas reserves or Related Assets of Borrower, any of the Restricted Subsidiaries or DJ Partners, L.P. which have not been mortgaged to the Agent for the ratable benefit of the Banks to the extent required by Section 5.1, (vi) will give no consideration to any asset owned by an entity other than Borrower, the Restricted Subsidiaries or DJ Partners, L.P. and (vii) may make such other assumptions, considerations and exclusions as each Bank deems appropriate in the exercise of its sole discretion.

         SECTION 4.3. Special Determination of Total Borrowing Base. In addition to the redeterminations of the Total Borrowing Base pursuant to
Section 4.2, Borrower and





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 48

Required Banks may each request one redetermination of the Total Borrowing Base during each six month period commencing on May 1 and November 1 of each year and further, Required Banks may within five (5) days following receipt of a Bank Redemption Notice, request an additional redetermination of the Total Borrowing Base in connection with such redemption. In the event the Required Banks request such a Special Determination, the Agent shall promptly deliver notice of such request to Borrower and Borrower shall, within ten (10) days following the date of such request, deliver to the Banks (i) a Related Asset Report and a Reserve Report prepared as of the last day of the calendar month preceding the date of such request, and (ii) a Borrowing Base Report. In the event Borrower requests a Special Determination, Borrower shall deliver written notice of such request to the Banks which shall include (i) a Related Asset Report and a Reserve Report prepared as of a date not more than thirty (30) days prior to the date of such request, (ii) a Borrowing Base Report, and (iii) the amount of the Total Borrowing Base requested by Borrower to become effective on the Determination Date applicable to such Special Determination and the proposed allocation of such Total Borrowing Base to be made between Facility A and Facility B in accordance with Section 4.4. Upon receipt of such Reserve Report, Related Asset Report and Borrowing Base Report the Banks shall redetermine the Total Borrowing Base in accordance with the procedure set forth in Section 4.2 which Total Borrowing Base shall become effective on the Determination Date applicable to such Special Determination and shall remain in effect until the next Determination.

         SECTION 4.4. Allocation of Borrowing Base. Promptly upon being advised by Agent of the Total Borrowing Base to be effective on any Determination Date, Borrower shall advise Agent and the Banks of the amount of such Total Borrowing Base to be allocated to Facility A and the amount to be allocated to Facility B; provided, that the Facility A Borrowing Base shall never be less than the Facility B Borrowing Base. The amount of the Total Borrowing Base allocated to Facility A shall be the Facility A Borrowing Base for purposes of this Agreement, and such amount shall remain the Facility A Borrowing Base until the next Determination Date. The amount of the Total Borrowing Base allocated to Facility B shall be the Facility B Borrowing Base for purposes of this Agreement, and such amount shall remain the Facility B Borrowing Base until the next Determination Date.

         SECTION 4.5. Over Advance. If on any Determination Date, Borrower's Adjusted Consolidated Senior Debt then outstanding is greater than the Facility A Borrowing Base which becomes effective on such Determination Date or the principal balance of all Facility B Loans then outstanding is greater than the Facility B Borrowing Base which becomes effective on such Determination Date (the amount by which Borrower's Adjusted Consolidated Senior Debt then outstanding exceeds such Facility A Borrowing Base is referred to herein as the "Facility A Over Advance" and the amount by which the outstanding principal balance of all Facility B Loans exceeds the Facility B Borrowing Base is referred to herein or the "Facility B Over Advance"), then on or before the expiration of the Over Advance Cure Period applicable to each such Over Advance, Borrower shall make principal payments (in addition to any principal payments required as a result of any pre-





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 49
existing Over Advance) (a) on the outstanding Facility A Loans in an aggregate amount equal to such Facility A Over Advance, and (b) on the outstanding Facility B Loans in aggregate amount equal to such Facility B Over Advance.
Each Bank's share of any payment of the Facility A Over Advance shall be determined based on such Bank's Facility A Sharing Percentage. Each Bank's share of any payment of the Facility B Over Advance shall be determined based on such Bank's Facility B Sharing Percentage.

         SECTION 4.6. Initial Borrowing Base. Notwithstanding anything to the contrary contained herein, the Facility A Borrowing Base in effect during the period commencing on the Effective Date and continuing until the first Determination after the Effective Date shall be $100,000,000, and the Facility B Borrowing Base in effect during such period shall also be $100,000,000.

                                   ARTICLE V

                                   COLLATERAL

         SECTION 5.1. Security. (a) The Obligations shall be unsecured with the exception that the Obligations (i) shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering (A) all oil and gas properties and Related Assets owned by DJ Partners, L.P., (B) all Intercompany Obligations, (C) all stock and other outstanding equity interests of all Restricted Subsidiaries, (D) the Intercompany Loan, (E) all rights of Borrower under the Management Agreement, and (F) all rights of SWAT attributable to its interest in DJ Partners, L.P.; provided, that, if no Default or Event of Default then exists, Agent shall release (and each Bank hereby authorizes Agent to release) each Mortgage encumbering oil and gas properties and Related Assets owned by DJ Partners, L.P., at such time as (1) a. Borrower and Restricted Subsidiaries own one hundred percent (100%) of the outstanding partnership interests in DJ Partners, L.P., b. DJ Partners, L.P. has been designated a Restricted Subsidiary, and c. DJ Partners, L.P. has executed a Restricted Subsidiary Guaranty as contemplated by Section 5.2, or (2) the oil and gas properties and Related Assets owned by DJ Partners, L.P. have been conveyed beneficially and of record to Borrower or a Restricted Subsidiary, and (ii) the Obligations may become secured by the additional collateral referenced in
Section 5.1(b) at the time and to the extent contemplated by Section 5.1(b).

         (b) Majority Banks may, by written notice to Borrower delivered not more than thirty (30) days following receipt by Banks of the notice from Borrower contemplated by Section 9.1 that Borrower intends to exchange the Preferred Stock for Convertible Debentures, require that Borrower and the Restricted Subsidiaries grant Agent, for the ratable benefit of each Bank, first and prior Liens (subject only to Permitted Encumbrances) on all (i) oil and gas properties owned by Borrower and Restricted Subsidiaries designated by Required Banks which have a Recognized Value (as reflected on the most recent Reserve Report delivered to Banks) of $100,000 or more (or $50,000 or more in the case of SWAT), and (ii) all Related Assets owned by Borrower and the Restricted Subsidiaries designated by





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 50

Required Banks which the most Related Asset Report reflects has a value of $100,000 or more. As soon as possible following notification to Borrower of Majority Banks' intent to require such Liens, Borrower shall, and shall cause each Restricted Subsidiary to, execute and deliver to Agent for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Agent granting first and prior Liens on the oil and gas properties and Related Assets which have been designated by Majority Banks.

         (c) Notwithstanding that, by the terms of any Mortgage or other security instrument securing repayment of the Obligations, Borrower is and will be assigning to the Agent for the ratable benefit of the Banks the "proceeds of runs" accruing to the property covered and to be covered by such instruments, so long as no Event of Default has occurred which is continuing, Borrower shall be permitted to continue to receive from the purchasers of production all of such "proceeds of runs" and the Agent shall not request payment of such "proceeds of runs"; provided, however, that upon the occurrence and during the continuation of an Event of Default, the Agent, at the request of the Required Banks, may exercise all rights and remedies granted to it thereby, including, without limitation, the right to receive directly from the purchasers of production, such "proceeds of runs".

         SECTION 5.2. Guaranty by Restricted Subsidiaries. Payment and performance of the Obligations will be fully guaranteed by each Restricted Subsidiary pursuant to a Guarantee executed by such Restricted Subsidiary in form and substance acceptable to Required Banks.

         SECTION 5.3. Legal Opinions; Corporate Matters. The Agent shall be permitted, at Borrower's expense, to obtain opinions of counsel in each jurisdiction in which the oil and gas properties and Related Assets which are required to be mortgaged pursuant to this Agreement are located, with respect to the validity, enforceability and actions necessary to perfect the liens and security interests created by the Mortgages covering such oil and gas properties and as to such other matters as the Banks shall deem necessary with respect to such Mortgages. Furthermore, simultaneously with the execution and delivery of any Mortgages required by Section 5.1, Borrower shall also deliver to the Agent (i) such resolutions, certificates and documents as the Agent or any Bank shall reasonably request relating to the existence of Borrower and its Subsidiaries, the corporate authority for the execution, delivery and performance of such Mortgages and such other matters relevant thereto as the Agent or any Bank may request, and (ii) an opinion of counsel satisfactory to the Agent with respect to the matters referred to in subsection (i) preceding.

                                   ARTICLE VI

                            CONDITIONS TO BORROWINGS

         SECTION 6.1. Conditions to Restatement of Existing Credit Agreement. The restatement of the Existing Credit Agreement on the terms set forth herein is subject to the





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 51
satisfaction by Borrower, on or before the Effective Date, of each of the following conditions:

                 (a) receipt by the Agent for the account of each Bank of a Committed Facility A Note and a Competitive Bid Facility A Note payable to the order of such Bank in the amount of such Bank's Facility A Commitment, duly executed by Borrower, dated the Effective Date;

                 (b) receipt by the Agent for the account of each Bank of a Committed Facility B Note and a Competitive Bid Facility B Note payable to the order of such Bank in the amount of such Bank's Facility B Commitment, duly executed by Borrower, dated the Effective Date;

                 (c) receipt by the Agent of an opinion of Peter Lorenzen, Esq., general counsel for Borrower, dated the Effective Date, favorably opining as to the enforceability of each of the Loan Papers and otherwise in form and substance satisfactory to the Agent and the Banks;

                 (d) receipt by the Agent of an opinion of Gardere & Wynne, L.L.P., special counsel to the Agent, dated the Effective Date, in form and substance satisfactory to the Agent;

                 (e) receipt by the Agent of a certificate signed by an Authorized Officer stating that (i) the representations and warranties contained in this Agreement are true and correct in all respects, and (ii) no Default has occurred and none is in existence.

                 (f) receipt by the Agent of certain resolutions, certificates and other documents relating to the existence of Borrower and its respective Subsidiaries, the corporate authority for the execution, delivery and performance of this Agreement, the Notes and the other Loan Papers, and certain other matters relevant hereto, in form and substance satisfactory to the Agent, which resolutions, certificates and documents include resolutions of the directors of Borrower and each Restricted Subsidiary authorizing the execution, delivery and performance of the Loan Papers and certificates of incumbency for Borrower and each Restricted Subsidiary;

                 (g) receipt by the Agent of the Certificate of Ownership Interests (herein so called) for Borrower substantially in the form of Exhibit E, duly executed and delivered by an Authorized Officer;

                 (h) receipt by the Agent of amendments, duly executed by Borrower and the Restrictive Subsidiaries party thereto, in form and substance satisfactory to the Agent to each of the following security documents:





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 52

                          (i) Amended and Restated Security Agreement dated July 1, 1993 by and among Borrower, each Restricted Subsidiary and the Agent;

                          (ii) Amended and Restated Collateral Assignment of Partnership Proceeds dated July 1, 1993 executed by SOCO Wattenberg Corporation in favor of the Agent;

                          (iii) Amended and Restated Collateral Assignment of Contract Rights dated as of July 1, 1993 executed by Borrower in favor of the Agent;

                          (iv) Amended and Restated Collateral Assignment of Note and Loans Documents dated as of July 1, 1993 executed by Borrower in favor of Agent;

                          (v) Amended and Restated Collateral Assignment of Partnership Interests dated as of July 1, 1993 executed by Borrower in favor of the Agent;

                          (vi) Amended and Restated Pledge Agreement dated July 1, 1993 by and between Borrower and Agent;

                          (vii) Amended and Restated Pledge Agreement dated July 1, 1993 by and between SOCO Holdings, Inc. and the Agent;

                 (i) receipt by the Agent of a Ratification and Amendment of the Restricted Subsidiary Guarantees duly executed by the Restricted Subsidiaries; and





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 53

                 (j) the Assignment referenced in the recitals to this Agreement shall have been duly executed and delivered by each Bank and the transactions contemplated thereby shall have been completed in accordance with the terms thereto.

Upon satisfaction of each of the conditions set forth in this Section 6.1, Borrower and Agent shall execute a Certificate of Effectiveness (herein so called) substantially in the form of Exhibit A attached hereto. Upon the execution and delivery of the Certificate of Effectiveness, this Agreement shall automatically and completely be restated on the terms set forth herein without the necessity of any other action on the part of the Banks, the Agent or the Borrower. Until execution and delivery of the Certificate of Effectiveness, the Existing Credit Agreement shall remain in full force and effect in accordance with its terms. Each Bank hereby authorizes the Agent to execute the Certificate of Effectiveness on its behalf and acknowledges and agrees that the execution of the Certificate of Effectiveness by the Agent shall be binding on each Bank.

         SECTION 6.2.Conditions to Each Borrowing and Each Letter of Credit. The obligation of each Bank to make Loans on each Borrowing Date and the obligation of any Issuer to issue Letters of Credit on the date any Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

                 6.2.1 Conditions Precedent to Each Facility A Committed Borrowing and Letter of Credit. The obligation of each Bank to make Committed Facility A Loans and the obligation of any Issuer to issue any Letter of Credit hereunder is subject to the satisfaction of the following conditions precedent:

                          (a) timely receipt by the Agent of a Request for Committed Loan(s);

                          (b) immediately before and after giving effect to such Committed Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing and neither the making of any Facility A Loan in connection with such Committed Borrowing nor the issuance of such Letter of Credit shall not cause a Default;

                          (c) the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such Borrowing or the issuance of such Letter of Credit;

                          (d) following the making of such Committed Borrowing or the issuance of such Letter of Credit(s) and all other Borrowings to be made and/or Letters of Credit to be issued on the same day under this Agreement,
                          (i) Borrower's Adjusted Consolidated Senior Debt shall not exceed the Facility A Borrowing Base, and
                          (ii) Borrower's Consolidated Senior Debt shall not exceed the Total Borrowing Base.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 54

                          (e) following the issuance of any Letter of Credit, the sum of the aggregate Third Party Letter Exposure, plusthe aggregate Letter of Credit Exposure shall not exceed 15% of the Facility A Borrowing Base.

         Each Committed Borrowing hereunder shall constitute a representation and warranty by Borrower that on the date of such Committed Borrowing the statements contained in subclauses (b), (c), (d) and (e) above are true.

                 6.2.2 Conditions Precedent to Each Committed Borrowing comprised of Facility B Loans. The obligation of each Bank to make Committed Facility B Loans hereunder is subject to the satisfaction of the following conditions precedent:

                          (a) timely receipt by the Agent of a Request for Committed Loan(s);

                          (b) immediately before and after giving effect to such Committed Borrowing, no Default shall have occurred and be continuing and the making of any Facility B Loan in connection with such Committed Borrowing shall not cause a Default;

                          (c) the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such Borrowing; and

                          (d) following the making of such Committed Borrowing comprised of Facility B Loans and all other Borrowings comprised of Facility B Loans to be made on the same day under this Agreement, (i) the aggregate outstanding principal amount of all Facility B Loans shall not exceed the Facility B Borrowing Base, (ii) Borrower's Consolidated Senior Debt shall not exceed the Total Borrowing Base, and
                          (iii) Borrower's Adjusted Consolidated Senior Debt shall not exceed the Facility A Borrowing Base.

         Each Committed Borrowing hereunder shall constitute a representation and warranty by Borrower that on the date of such Committed Borrowing the statements contained in subclauses (b), (c) and (d) above are true.

                 6.2.3 Conditions Precedent to Each Competitive Bid Borrowing Comprised of Facility A Loans. The obligation of each Bank which is to make a Competitive Bid Facility A Loan on the occasion of a Competitive Bid Borrowing hereunder to make such Competitive Bid Facility A Loan as part of such Competitive Bid Borrowing is subject to the satisfaction of the following conditions precedent:





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 55

                          (a) timely receipt by the Agent of a Competitive Bid Request;

                          (b) immediately before and after giving effect to such Competitive Bid Borrowing, no Default shall have occurred and be continuing and the making of any Competitive Bid Facility A Loan in connection with such Competitive Bid Borrowing shall not cause a Default;

                          (c) the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such Competitive Bid Borrowing; and

                          (d) following the making of such Competitive Bid Borrowing and all other Borrowings to be made and/or Letters of Credit to be issued on the same day under this Agreement, (i) Borrower's Adjusted Consolidated Senior Debt shall not exceed the Facility A Borrowing Base and (ii) Borrower's Consolidated Senior Debt shall not exceed the Total Borrowing Base.

         Each of the giving of the applicable Competitive Bid Request and the acceptance by Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by Borrower that on the date of such Competitive Bid Borrowing the statements contained in subclauses (b), (c) and
(d) above are true.

                 6.2.4 Conditions Precedent to Each Competitive Bid Borrowing Comprised of Facility B Loans. The obligation of each Bank which is to make a Competitive Bid Facility B Loan on the occasion of a Competitive Bid Borrowing hereunder to make such Competitive Bid Facility B Loan as part of such Competitive Bid Borrowing is subject to the satisfaction of the following conditions precedent:

                          (a) timely receipt by the Agent of a Competitive Bid Request;

                          (b) immediately before and after giving effect to such Competitive Bid Borrowing, no Default shall have occurred and be continuing and the making of any Competitive Bid Facility B Loan in connection with such Competitive Bid Borrowing shall not cause a Default;

                          (c) the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such Competitive Bid Borrowing; and

                          (d) following the making of such Competitive Bid Borrowing and all other Borrowings to be made and/or Letters of Credit to be issued on the same day under this Agreement, (i) Borrower's Adjusted





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 56

                          Consolidated Senior Debt shall not exceed the Facility A Borrowing Base, (ii) Borrower's Consolidated Senior Debt shall not exceed the Total Borrowing Base, and (iii) the Facility B Outstandings shall not exceed the Facility B Borrowing Base.

         Each of the giving of the applicable Competitive Bid Request and the acceptance by Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by Borrower that on the date of such Competitive Bid Borrowing the statements contained in subclauses (b), (c) and
(d) above are true.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that:

         SECTION 7.1. Corporate Existence and Power. Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as foreign corporation in each jurisdiction where a failure to be so qualified could have a material adverse effect on its financial condition or operations.

         SECTION 7.2. Existence and Power (Subsidiaries). The Subsidiaries of Borrower (a) are corporations or partnerships duly incorporated or organized (as applicable) validly existing and in good standing under the laws of their respective states of incorporation or organization (as applicable), (b) have all corporate or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted and as proposed to be conducted, and (c) are duly qualified to transact business as foreign corporations or foreign partnerships (as applicable) in each jurisdiction where a failure to be so qualified could have a material adverse effect on their respective financial conditions or operations.

         SECTION 7.3. Corporate, Partnership and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the Restricted Subsidiary Guarantees, the Mortgages and the other Loan Papers (and all amendments to the foregoing contemplated hereby) by each Person purporting to execute the same are within such Person's corporate or partnership powers (as applicable), when executed will be duly authorized by all necessary corporate or partnership action (as applicable), require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulations (including, without limitation, the Margin Regulations) or of the partnership agreement, certificate of incorporation or bylaws (as applicable) of such





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 57

Persons or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries except Liens securing the Notes.

         SECTION 7.4. Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower; the Notes, the Restricted Subsidiary Guarantees, the Mortgages, and the other Loan Papers (and all amendments to the foregoing contemplated hereby) when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Borrower and each Restricted Subsidiary executing the same; and each Loan Paper is enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 7.5. Financial Information. (a) The consolidated balance sheet of Borrower as of December 31, 1993, and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Arthur Anderson & Co. and copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Borrower as of such date and its consolidated results of operations and cash flows for such fiscal year.

                 (b) The most recent quarterly unaudited consolidated balance sheet of Borrower delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of Borrower's fiscal year then ended, fairly present, in conformity with generally accepted accounting principles (subject to year end audit adjustments which will not materially alter the accuracy of the information set forth therein) applied on a basis consistent with the financial statements referred to in
Section 7.5(a), the consolidated financial position of Borrower as of such date and its consolidated results of operations and cash flows for such portion of Borrower's fiscal year.

                 (c) Except as disclosed in writing to the Banks prior to the execution and delivery of this Agreement, since the date of the most recent quarterly consolidated balance sheet and consolidated statements of operations and cash flow, there has been no material adverse change in the business, financial position, results of operations or prospects of Borrower or any of its Subsidiaries.

         SECTION 7.6. Litigation. Except for matters arising after the date of this Agreement which are promptly disclosed in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries before any court or arbitrator, any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Borrower or which could in any manner draw into question the validity of the Loan Papers.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 58

         SECTION 7.7. ERISA. With the exception of the Delmar Plan (to the extent Borrower completes the Delmar Acquisition), neither Borrower nor any of its Subsidiaries is a party to or bound by, or at any time prior to the date hereof, has been a party to, or bound by, any Plan.

         SECTION 7.8. Taxes and Filing of Tax Returns. Each of Borrower, its predecessors and their respective Subsidiaries has filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a material adverse effect on Borrower or its Subsidiaries. Borrower does not know of any proposed material Tax assessment against it or any of its Subsidiaries, and all Tax liabilities of each of Borrower, its predecessors and their respective Subsidiaries are adequately provided for. Except as hereinafter disclosed in writing to Banks, no income tax liability of Borrower, any of its predecessors or any of their respective Subsidiaries has been asserted by the Internal Revenue Service for Taxes in excess of those already paid.

         SECTION 7.9. Title to Properties; Liens. Borrower and each of its Subsidiaries have good and indefeasible title to all material assets purported to be owned by them subject only to Permitted Encumbrances. Without limiting the foregoing, with the exception of oil and gas properties and Related Assets which are clearly identified as being owned by Persons other than Borrower and the Restricted Subsidiaries or which have been disposed of in compliance with
Section 9.5 of the Existing Credit Agreement, Borrower and the Restricted Subsidiaries have good and indefeasible title to all material oil and gas properties and all material Related Assets which are the subject of the most recent Reserve Report and Related Asset Report provided to the Banks pursuant to the Existing Credit Agreement (except for Permitted Encumbrances). The Mortgages required by Section 5.1 hereof establish first and prior Liens on the properties and interests intended to be covered thereby subject only to Permitted Encumbrances.

         SECTION 7.10. Business; Compliance. Borrower and each of its Subsidiaries have performed and abided by all obligations required to be performed by them to the extent Borrower individually or Borrower and its Subsidiaries taken as a whole could be materially and adversely affected under any license, permit, order, authorization, grant, contract, agreement, or regulation to which any of them is a party or by which any of them or any of their assets are bound; provided that to the extent oil and gas properties owned by Borrower or its Subsidiaries are operated by operators other than Borrower or its Subsidiaries, Borrower has no knowledge that any such obligation remains unperformed and the appropriate Person has diligently enforced all contractual obligations of such operators to insure performance.

         SECTION 7.11. Licenses, Permits, Etc. Borrower and its Subsidiaries possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of tribunals, as are necessary to carry on





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 59
their business as now being conducted except to the extent a failure to obtain any such item would not have a material adverse effect on Borrower individually or on Borrower and its Subsidiaries taken as a whole; provided that to the extent oil and gas properties owned by Borrower and its Subsidiaries are operated by operators other than Borrower or its Subsidiaries, Borrower has no knowledge that possession of such items has not been obtained, and the appropriate Person has diligently enforced all contractual obligations of such operators to obtain such items.

         SECTION 7.12. Compliance with Law. The business and operations of Borrower and its Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all tribunals, other than laws, rules and regulations the violation of which could not (either individually or collectively) have a material adverse effect on Borrower's individual financial condition or operations or on the financial condition or operations of Borrower and its Subsidiaries taken as a whole; provided that to the extent oil and gas properties owned by Borrower and its Subsidiaries are operated by operators other than Borrower or its Subsidiaries, Borrower has no knowledge of non-compliance and the Appropriate Person has diligently enforced all contractual obligations of such operators to insure compliance.

         SECTION 7.13. Ownership Interests. The Reserve Reports and Related Asset Reports previously provided to Banks pursuant to the Existing Credit Agreement accurately reflect, and all Reserve Reports and Related Asset Reports hereafter delivered pursuant to this Agreement will reflect, in all material respects, the ownership interests in the oil and gas properties and Related Assets referred to therein (including all before and after payout calculations).

         SECTION 7.14. Full Disclosure. All information heretofore furnished by Borrower (or any other party in its behalf) to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower or in its behalf to the Agent or any Bank will be, true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Borrower has disclosed to the Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to materially and adversely affect or might affect (to the extent Borrower can now reasonably foresee), the business, operations, prospects or condition, financial or otherwise, of Borrower or its Subsidiaries or the ability of Borrower to perform its obligations under this Agreement.

         SECTION 7.15. Subsidiaries. The Subsidiaries of Borrower are accurately reflected on Schedule 1 hereto.

         SECTION 7.16. Obligations of Unrestricted Subsidiaries. Except as expressly permitted by Sections 9.2 and 9.12, neither Borrower nor any Restricted Subsidiary has any obligation of any nature to any Unrestricted Subsidiary. Further, except as permitted by





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 60

Sections 9.2 and 9.12, neither Borrower nor any Restricted Subsidiary has any liability or obligation (whether arising by operation of law or otherwise) for any liability, Debt or other obligation of any Unrestricted Subsidiary.

         SECTION 7.17. Environmental Matters. No real or personal property owned or leased by Borrower or any Subsidiary of Borrower (including without limitation, Borrower's and its Subsidiaries oil and gas properties and Related Assets) and no operations conducted thereon, and to Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which individually and in the aggregate will not have a material adverse effect on Borrower and its Subsidiaries taken as a whole. Neither Borrower, and Subsidiary of Borrower nor any such property or operation is the subject of any existing, pending or, to Borrower's knowledge, threatened action, suit, investigation, inquiry or preceding with respect to Applicable Environmental Laws which could, individually or in the aggregate, have a material adverse effect on Borrower and its Subsidiaries taken as a whole. All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or operated by Borrower or any of its Subsidiaries, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of hazardous substances, petroleums, or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a material adverse effect on Borrower and its Subsidiaries taken as a whole. To Borrower's knowledge, all hazardous substances, if any, generated at any and all real and personal property owned, leased or operated by Borrower or any of its Subsidiaries have been transported, treated, and disposed of only by carriers maintaining valid permits under RCRA and any other Applicable Environmental Laws. There has been no release or threatened release of any quantity of any hazardous substances or petroleum on, to or from any real or personal property owned, leased, or operated by Borrower or any Subsidiary which was not in compliance with Applicable Environmental Laws other than releases which would not, individually or in the aggregate, have a material adverse effect on Borrower and its Subsidiaries taken as a whole. Neither Borrower nor any Subsidiary has any contingent liability in connection with any release or threatened release of any hazardous substance, petroleum, or solid waste into the environment which could have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

         Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 61

         SECTION 8.1. Information. Borrower will deliver, or cause to be delivered, to each of the Banks:

                 (a)      as soon as available and in any event within ninety
(90) days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower as of the end of such fiscal year and the related consolidated and consolidating statements of income and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported by Borrower in accordance with generally accepted accounting principles and audited by Arthur Anderson & Co. or other independent public accountants of nationally recognized standing acceptable to the Agent;

                 (b) (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower as of the end of such quarter and the related consolidated and consolidating statements of income and changes in financial position for such quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, and (ii) as soon as available, and in any event, within forty-five
(45) days after the end of each quarter of each fiscal year of DJ Partners, L.P., balance sheets of DJ Partners, L.P. as of the end of such quarter and related statements of income and changes in financial position for such quarter and for the portion of DJ Partners, L.P.'s fiscal year ending at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter with the corresponding portion of DJ Partners, L.P.'s previous fiscal year; provided, that so long as no Default or Event of Default has occurred, Borrower will not be required to deliver any financial statement or other financial information regarding DJ Partners, L.P. which is not required to be delivered to State Street Bank and Trust Company pursuant to the Partnership Agreement. All financial statements delivered pursuant to this
Section 8.1(b) shall be certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the chief accounting officer of Borrower;

                 (c) simultaneously with the delivery of each set of financial statements referred to in Sections 8.1(a) and (b), a certificate of an Authorized Officer, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article X on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and (iii) stating whether or not such financial statements fairly reflect the business and financial condition of Borrower as of the date of the delivery of such financial statements;

                 (d) no later than March 15, and September 15 of each year, Borrower shall provide the Agent reports of production volumes, revenue, expenses and product prices for





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 62
all oil and gas properties owned by Borrower, its Restricted Subsidiaries and DJ Partners, L.P. with a Recognized Value of $100,000 or more (or $50,000 or more in the case of SWAT or DJ Partners, L.P.) (determined on a pretax bases in accordance with Financial Accounting Standards Board Statement 69) for the periods of six (6) months ending the preceding December 31, and June 30, respectively. Such reports shall be prepared on a cash basis and shall be reported on a well by well, lease by lease or field by field basis or on such other basis for which such properties are normally reported in Borrower's ordinary course of business.

                 (e) immediately upon any Authorized Officer becoming aware of the occurrence of any Default, including, without limitation, a Default under Article X, a certificate of an Authorized Officer setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                 (f) promptly upon the mailing thereof to the stockholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (g) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), post effective amendments thereto and annual, quarterly or special reports which Borrower shall have filed with the Securities and Exchange Commission;

                 (h) promptly notify the Banks (i) of any material adverse change in the financial condition of Borrower, or (ii) of the occurrence of any acceleration of the maturity of any Debt owing by Borrower or any of its Subsidiaries or any default under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default or acceleration might have a material adverse effect upon their financial condition;

                 (i) on or before sixty (60) days following the expiration of each month, reports of net production volume, prices received, severance taxes and capital and operating expenditures and a calculation of net operating income for each oil and gas property owned by Borrower, its Restricted Subsidiaries and DJ Partners, L.P. Such reports shall be prepared on a well by well, lease by lease or field by field basis or on such other basis for which such properties are normally reported in Borrower's ordinary course of business. Furthermore, on or before sixty (60) days following the expiration of each month, Borrower shall provide to each of the Banks (a) a written comparison in form and substance acceptable to Required Banks of the actual financial performance of DJ Partners, L.P. for each month to the Project Model, and (b) a report of all Distributions during such month by DJ Partners, L.P. to Borrower and SWAT, including all payments made under the Intercompany Loan, all fees paid under the Management Agreement and all Distributions to SWAT. Such report shall designate what portion of such payments, if any, are principal payments on the Intercompany Loan which are subject to being readvanced under such loan.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 63

                 (j) immediately upon receipt of the same, a copy of any notice received by Borrower of the occurrence of any Event of Default under and as defined in the Securities Purchase Agreement, the First Indenture, the Second Indenture or the Third Indenture or any event which with notice, lapse of time or both, would, unless cured or waived, become such an Event of Default;

                 (k) promptly upon receipt of same, any notice or other information received by Borrower or any Subsidiary of Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary for fines, clean up or any other remediation obligations or any other liability in excess of $250,000 in the aggregate; (ii) release or threatened release of any toxic or hazardous waste, substance, or constituent, or other substance into the environment which release would impose on Borrower or any Subsidiary a duty to report to a governmental authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary for fines, clean up and other remediation obligations or any other liability in excess of $250,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $250,000 in the aggregate. Without limiting the foregoing, Borrower shall provide to Banks promptly upon receipt of same copies of all environmental consultants or engineers reports received by Borrower or any Subsidiary of Borrower which would render the representation and warranty contained in Section 7.17 untrue or inaccurate in any respect.

                 (l) In the event any notification is provided by Borrower to any Bank or Agent pursuant to Section 8.1(k) hereof or Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall, within 90 days of such request, cause to be furnished to each Bank a report by an environmental consulting firm acceptable to Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Agent and Required Banks) and detailing the findings, conclusions, and recommendations of such consultant. Borrower shall bear all expenses and costs associated with such review and updates thereof, as well as all remediation or curative action recommended by any such environmental consultant.

                 (m) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 8.2. Business of Borrower. The primary business of Borrower and its Subsidiaries will continue to be the acquisition, exploration for, development, production, transportation, processing and marketing of liquid or gaseous hydrocarbons and accompanying elements and related businesses.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 64

         SECTION 8.3. Maintenance of Existence. Borrower, shall, and shall cause each Restricted Subsidiary to, at all times (a) maintain its corporate existence in its state of incorporation except to the extent any Restricted Subsidiary ceases to be in existence as a result of a merger or consolidation expressly permitted pursuant to Section 9.4, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could have a material adverse effect on the financial condition or operations of Borrower individually or Borrower and its Subsidiaries taken as a whole.

         SECTION 8.4. Additional Title Data. (a) Borrower shall, upon the reasonable request of the Required Banks, cause to be delivered to the Agent such title opinions and other information in its possession, control or direction regarding title to the oil and gas properties owned by Borrower, its Restricted Subsidiaries and DJ Partners, L.P. and Related Assets and relative priority of the Mortgages as are appropriate to determine the status thereof.

         (b) At such time as Borrower and the Restricted Subsidiaries are required to grant Mortgages on their oil and gas properties and Related Assets under Section 5.1(b), Borrower shall, upon the request of the Required Banks, deliver to the Agent title opinions and title insurance policies covering the oil and gas properties and the Related Assets which are the subject of Mortgages required pursuant to Section 5.1(b) and other information regarding title to such oil and gas properties and Related Assets as they shall reasonably request, all in form and substance and from such attorneys as are acceptable to the Agent.

         SECTION 8.5. Right of Inspection. Borrower will permit and will cause each of its Subsidiaries to permit any officer, employee or agent of the Agent or any of the Banks to visit and inspect any of the assets of Borrower and its Subsidiaries, examine Borrower's and is Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as the Agent or any of the Banks may desire, all at the expense of Borrower. Banks covenant and agree to preserve the confidentiality of any information with respect to which Borrower, or any of its Subsidiaries have an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to Banks), except to the extent Banks are required to disclose such information pursuant to any applicable law, rule or regulation of any governmental body or pursuant to the order of any court of competent jurisdiction.

         SECTION 8.6. Maintenance of Insurance. Borrower will, and will cause each of its Subsidiaries to (and will use its best efforts to cause all operators of oil and gas properties owned by Borrower and its Subsidiaries and Related Assets to) at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) workmen's compensation insurance; (b) employer's liability insurance; (c) comprehensive general public liability and property damage insurance in respect of all activities in which Borrower or any





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 65
of its Subsidiaries might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property;
(d) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; (e) reservoir damage insurance; and (f) comprehensive automobile liability insurance.

         SECTION 8.7. Maintenance of Security. When and to the extent required by Section 5.1, Borrower will execute and deliver to the Agent for the ratable benefit of the Banks all mortgages, deeds of trust, security agreements, financing statements, assignments and such other documents and instruments (including division and transfer orders), and supplements and amendments thereto, and take such other actions as the Required Banks reasonably deem necessary in order to create and maintain valid, enforceable and first priority perfected Liens on all assets of Borrower required pursuant to Section 5.1. Furthermore, upon any consolidation or merger of any Subsidiary of Borrower permitted by Section 9.4, the Person which survives such merger or consolidation shall also execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other documents as the Agent deems necessary to continue in force any Mortgages executed prior to such consolidation or merger pursuant to Section 5.1 by the parties subject to such consolidation or merger.

         SECTION 8.8. Payment of Taxes and Claims. Borrower will, and will cause each of its Subsidiaries to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any of its Subsidiaries are subject to levy or execution, (ii) Borrower as and to the extent required in accordance with generally accepted accounting principles, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practices) deemed by it to be adequate with respect thereto, and
(iii) Borrower has notified the Agent of such circumstances, in detail satisfactory to the Agent.

         SECTION 8.9. Compliance with Laws and Documents. Borrower will and will cause each of its Subsidiaries to comply with all laws, their respective certificates of incorporation, bylaws, partnership agreements and similar organizational documents and all Material Agreements to which Borrower or any of its subsidiaries are a part, if a violation, alone or when combined with all other such violations, could have a material adverse effect on the financial condition or operations of Borrower individually or Borrower and its Subsidiaries taken as a whole.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 66

         SECTION 8.10. Operation of Properties and Equipment. (a) Borrower will, and will cause each of its Subsidiaries to, maintain, develop and operate their respective oil and gas properties and Related Assets in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such properties so long as such oil and gas leases are capable of producing hydrocarbons and accompanying elements in paying quantities, to the extent that the failure to so observe and comply could have a material adverse effect on the financial condition or operations of Borrower individually or Borrower and its Subsidiaries taken as a whole.

                 (b) Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all contracts and agreements applicable to or relating to their respective oil and gas properties or the production and sale of hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not have a material adverse effect on the financial condition or operations of Borrower individually or Borrower and its Subsidiaries taken as a whole.

                 (c) Borrower will, and will cause each of its Subsidiaries, at all times, to maintain, preserve and keep all operating equipment used with respect to the oil and gas properties of Borrower in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of Borrower and its Subsidiaries.

                 (d) With respect to the oil and gas properties of Borrower and its Subsidiaries which are operated by operators other than Borrower or one of its Subsidiaries, Borrower and its Subsidiaries shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section 8.10(d) which are performable only by such operators and are beyond the control of Borrower, but shall be obligated to seek to enforce such operators' contractual obligations to maintain, develop and operate the oil and gas properties subject to such operating agreements.

                 (e) Borrower shall not enter into any operating or management agreement with any third party other than a Subsidiary of Borrower or otherwise transfer management of the gas processing and transportation facilities owned by Borrower and located in Weld, Adams, and Morgan Counties, Colorado to any third party other than a Subsidiary of Borrower unless legally required to do so or such third party is approved by Required Banks, such approval to not be unreasonably withheld.

         SECTION 8.11. Additional Documents. Borrower will execute and deliver or cause to be executed and delivered such other and further instruments or documents as in the





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 67
judgment of the Agent may be required to better effectuate the transactions contemplated herein.

         SECTION 8.12. Environmental Law Compliance and Indemnity. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Applicable Environmental Laws, including, without limitation,
(a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of Applicable Environmental Law regarding storage, discharge, release, transportation, treatment and disposal of hazardous substances, petroleum, solid waste or other contaminants. Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws. Borrower hereby indemnifies and agrees to defend and hold the Banks and their successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of the Banks at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Loans, by reason of or arising out of the ownership, construction, occupancy, operation, use and maintenance of any of the collateral for the Loans, including matters arising out of the negligence of any of the Banks; provided, however, this indemnity shall not apply with respect to matters caused by or arising out of (i) the gross negligence or willful misconduct of the Banks (it being the express intention hereby that the Banks shall be indemnified from the consequences of their negligence); and (ii) the construction, occupancy, operation, use and maintenance of the collateral for the Loans by any owner, lessee or party in possession of the collateral for the Loans subsequent to the ownership of the collateral for the Loans by Borrower or its Subsidiaries (as applicable), provided further, however, that this subclause (ii) shall not exclude from the foregoing indemnity and agreement, liability, claims, demands, causes of action, loss, damage, costs and expenses imposed by reason of the ownership of the collateral for the Loans by the Banks after purchase by the Banks at any foreclosure sale or transfer in lieu thereof from Borrower or any Restricted Subsidiary in partial or entire satisfaction of the Loans (unless the same shall be solely attributable to the subsequent use of the collateral by the Banks during their ownership thereof). The foregoing indemnity and agreement applies to the violation of any Applicable Environmental Law prior to the payment or other satisfaction of the Loans and any act, omission, event or circumstance existing or occurring on or about the collateral for the Loans (including without limitation the presence on the collateral for the Loans or release from the collateral for the Loans of asbestos or other hazardous substances or solid waste disposed of or otherwise present in or released prior to the payment or other satisfaction of the Loans). It shall not be a defense to the covenant of Borrower to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The provisions of this Section
8.12 shall survive the repayment of the Loans and shall continue thereafter in full force and effect. In the event of the transfer of the Loans or any portion thereof, the Banks or any prior holder of





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 68
the Loans and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Loans.

         SECTION 8.13. Mortgage Amendments. On or before July 31, 1994, Borrower shall deliver to the Agent the following:

                 (a) amendments duly executed by DJ Partners, L.P. and the Agent with respect to all Mortgages securing the Obligations under the Existing Credit Agreement encumbering all oil and gas properties and all Related Assets owned by DJ Partners, L.P., which amendments, among other things, (i) amend such Mortgages to secure the Obligations under this Agreement, and (ii) carry forward (but do not extinguish) all Liens created by such Mortgages. All such amendments will be properly recorded promptly following the execution of this Agreement.

                 (b) confirmations of prior opinions of counsel to Agent in each jurisdiction in which DJ Partners, L.P. owns oil and gas properties or Related Assets with respect to (i) the validity and enforceability of the Mortgages (as amended) referred to in Section 8.13(a), (ii) the location and procedures for filing such Mortgages and amendments and other steps necessary to insure proper perfection and priority of the Liens created thereby, and
(iii) certain other matters.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 9.1. Total Additional Debt of Borrower, Restricted Subsidiaries and DJ Partners, L.P. Neither Borrower, any Restricted Subsidiary nor DJ Partners, L.P. will incur any Debt other than (a) Debt secured by Permitted Encumbrances described in subpart (1) of the definition of Permitted Encumbrances, (b) Nonrecourse Debt, (c) Third Party Letters of Credit permitted by Section 2.1 hereof, (d) the Loans, (e) the Intercompany Loan, (f) margin accounts with brokers and dealers relating to Margin Stock and other securities, and (g) Guarantees of Debt and other liabilities of other Restricted Subsidiaries and of Borrower provided that such Debt and other liabilities are permitted pursuant to this Agreement; provided, that the Debt permitted pursuant to Section 9.1(a) and (b) shall not exceed $15,000,000 in the aggregate; provided further that the Third Party Letter of Credit Exposure under Cash Secured Third Party Letters of Credit shall not exceed at any time five percent (5%) of the Borrowing Base in effect at such time; and provided further, that the maximum aggregate outstanding balance of Borrower's and its Subsidiaries' margin accounts shall not exceed one percent (1%) of Borrower's Consolidated Tangible Net Worth at any time. In addition to the foregoing, Borrower may issue the First Convertible Debentures





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 69
in exchange for the First Preferred Stock, and Borrower may issue the Second Convertible Debentures in exchange for the Second Preferred Stock; provided, that Borrower shall give each Bank ninety (90) days advance notice of Borrower's intention to complete any exchange of Convertible Debentures for Preferred Stock, and if Majority banks require that Borrower and the Restricted Subsidiaries grant Liens on their oil and gas properties and Related Assets pursuant to Section 5.1(b), Borrower will not complete such exchange until all requisite Mortgages have been executed and delivered by Borrower and the Restricted Subsidiaries and Agent has notified Borrower that all such Mortgages have been filed of record and that all other steps necessary to perfect (and confirm perfection) of the Liens created by such Mortgages have been taken.

         SECTION 9.2. Restricted Payments. Neither Borrower, any Restricted Subsidiary nor DJ Partners, L.P. will declare or make any Restricted Payment; provided, that, so long as no Default or Event of Default, Borrowing Base Deficiency or noncompliance with Section 10.4 exists (without giving effect to the cure periods provided by Section 4.4 or 10.4), and provided further that no Default or Event of Default would result from such Restricted Payment, Borrower, Restricted Subsidiaries and DJ Partners, L.P. may (a) make Restricted Payments in an aggregate amount (measured cumulatively from March 31, 1993) not to exceed the sum of the following (i) $10,000,000, plus (ii) the net cash proceeds to Borrower from all equity offerings completed by Borrower after March 31, 1993, plus (iii) all cash Distributions actually received by Borrower or any Restricted Subsidiary from Unrestricted Subsidiaries after March 31, 1993, plus (iv) fifty percent (50%) of Borrower's Consolidated Cash Flow earned after March 31, 1993, (b) declare and make a Qualified Redemption of the First Issue, (c) declare and make a Qualified Redemption of the Second Issue, (d) declare and make a Qualified Redemption of the Third Convertible Debentures,
(e) issue the First Convertible Debentures in exchange for the First Preferred Stock, and (f) issue the Second Convertible Debentures in exchange for the Second Preferred Stock.

         SECTION 9.3. Negative Pledge. Neither Borrower, any Restricted Subsidiary nor DJ Partners, L.P. will create, assume or suffer to exist any Lien on any asset which is individually or when aggregated with other assets subject to any Lien (other than Permitted Encumbrances) material, whether now owned or hereafter acquired by any of them, except Permitted Encumbrances.

         SECTION 9.4. Consolidations and Mergers. Neither Borrower nor any of its Subsidiaries will consolidate or merge with or into any other Person; provided, that so long as no Default or Event of Default exists or will result
(a) Borrower may merge or consolidate with another Person so long as Borrower is the surviving corporation, (b) any Restricted Subsidiary may merge or consolidate with or into another Restricted Subsidiary, (c) any Unrestricted Subsidiary may merge with or into another Unrestricted Subsidiary, (d) any Unrestricted Subsidiary may merge with any other Person other than Restricted Subsidiary so long as such Unrestricted Subsidiary is the surviving corporation, and (e) any Restricted Subsidiary may merge with any other Person so long as such Restricted Subsidiary is the surviving corporation.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 70

         SECTION 9.5. Asset Dispositions. Except as herein provided, neither Borrower, any Restricted Subsidiary nor DJ Partners, L.P. shall sell, lease, abandon or otherwise transfer any of its assets to any other Person other than pursuant to an Exempt Transfer. Borrower, the Restricted Subsidiaries and DJ Partners, L.P. shall be permitted to sell or otherwise dispose of any asset other than (a) oil and gas properties, (b) Related Assets, (c) debt and equity securities issued by any Restricted Subsidiary, and (d) Other Borrowing Base Assets. Borrower, the Restricted Subsidiaries and DJ Partners, L.P. may sell oil and gas assets, Related Assets and Other Borrowing Base Assets; provided that the aggregate value of all oil and gas properties, Related Assets and Other Borrowing Base Assets sold by Borrower, the Restricted Subsidiaries and DJ Partners, L.P. in transactions which are not Exempt Transfers during any six month period between Periodic Determinations shall not exceed the sum of (x) the greater of (i) $10,000,000, or (ii) five percent (5%) of the Recognized Value of all oil and gas properties and Related Assets held by Borrower and the Restricted Subsidiaries as reflected on the most recent Reserve Report and Related Asset Report delivered to the Banks prior to the commencement of such six (6) month period, plus (y) the Recognized Value of all proved, developed, producing oil and gas reserves acquired by Borrower and Restricted Subsidiaries during such six month period. The Recognized Value of all proved, developed, producing reserves acquired by Borrower during any six month period shall be determined by Borrower; provided that such value shall be subject to verification and adjustment by Required Banks if the value asserted by Borrower exceeds $5,000,000. For purposes of determining compliance with this Section 9.5, the value of oil and gas properties, Related Assets and other Borrowing Base Assets sold for cash shall be the sales price of the properties sold. The value of oil and gas properties sold for consideration other than cash shall be the amount which should be reflected on Borrower's books in accordance with GAAP as "proceeds from the sale of oil and gas properties" or "proceeds from the sale of properties". Farmouts of undeveloped properties will not be considered sales or dispositions for purposes of this Section 9.5 until the farmee earns a right to an assignment of the underlying property.

         SECTION 9.6. Amendments to Material Documents. Neither Borrower nor any Restricted Subsidiary shall enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under,
(a) its certificate or articles of incorporation, bylaws or other organizational document other than amendments, modifications and waivers which are not, individually or in the aggregate, material, (b) the First Preferred Stock Designation, the Second Preferred Stock Designation, the First Indenture, the Second Indenture, the Third Indenture or the Convertible Debentures, or (c) the Partnership Agreement, the Intercompany Loan Documents, the Management Agreement, or any other related document (collectively, the "DJ Documents") other than amendments, modifications and waivers which are not, individually or in the aggregate material; provided that neither Borrower nor any Restricted Subsidiary shall enter into any immaterial amendment, modification or waiver of any DJ Documents unless Borrower shall have provided Banks written notice not less than fifteen (15) days prior to the date Borrower or its Restricted Subsidiary intends to enter into such amendment, modification or waiver specifying in detail the subject thereof.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 71

         SECTION 9.7. Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than (a) working capital, (b) to finance the acquisition, exploration and development of oil and gas properties and Related Assets and the transportation, processing and marketing of hydrocarbons by Borrower and Restricted Subsidiaries, (c) Restricted Payments permitted pursuant to Section 9.2 and Investments permitted pursuant to Section 9.8 provided, that none of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations).

         SECTION 9.8. Investments. Neither Borrower, any Restricted Subsidiary nor DJ Partners, L.P. will, directly or indirectly, make any Investment other than Permitted Investments. Except as permitted pursuant to that certain Letter Agreement dated September 14, 1993 by and among Borrower and the Banks parties to the existing Credit Agreement (which shall be binding on all Banks under this Agreement), Borrower shall not, and shall not permit any of its Subsidiaries to individually or in the aggregate acquire or offer to acquire (or in concert with any other Person acquire or offer to acquire) more than four and nine-tenths percent (4.9%) of any of the securities of any Person other than pursuant to negotiated transactions pursuant to which Borrower acquires (or will acquire) equity securities of entities which are not subject to the reporting requirements of the Securities and Exchange Act of 1934. During the existence of a Default, a Borrowing Base Deficiency or a violation of Section 10.4 (regardless of whether any applicable cure periods provided by Sections 4.5 and 10.4 have expired); neither Borrower nor any of its Subsidiaries will acquire or offer to acquire (or in connection with any other Person acquire or offer to acquire) any securities of any Person.

         SECTION 9.9. Transactions with Affiliates. Borrower will not, and will not permit any Subsidiary, to engage in any material transaction with an affiliated Person unless such transaction is generally as favorable to Borrower or such Subsidiary as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

         SECTION 9.10. Plans. With the exception of the Delmar Plan (to the extent Borrower completes the Delmar Acquisition), neither Borrower nor any of its Subsidiaries shall create, adopt or become bound by any Plan. In the event Borrower completes the Delmar Acquisition, Borrower shall (a) immediately notify the Banks of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to the Delmar Plan, (b) cause the Delmar Plan to at all times meet the minimum funding requirements contained in Section 412 of the Code, (c) cause Delmar to take all steps required to maintain the qualification of the Delmar Plan under Section 401(a) of the Code and the tax exempt status of the related trust under Section 501(a) of the Code, (d) not permit Delmar to materially increase the benefits provided under the Delmar Plan, and (e) not permit





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 72

Delmar to terminate the Delmar Plan if such termination would result in liability to Borrower or any of its Subsidiaries (including Delmar) of $1,000,000 or more.

         SECTION 9.11. Hedge Transactions. Neither Borrower, any of its Restricted Subsidiaries nor DJ Partners, L.P. shall enter into Hedge Transactions with the exception that Borrower, its Restricted Subsidiaries and DJ Partners, L.P. may enter into Hedge Transactions as long as the aggregate maximum amount of hydrocarbons which are the subject of Hedge Transactions in existence at any time shall not exceed seventy-five (75%) of Borrower's, the Restricted Subsidiaries' and DJ Partners, L.P.'s anticipated production from proved, developed producing reserves during the term of existing Hedge Transactions.

         SECTION 9.12. Obligations of Unrestricted Subsidiaries. Except as expressly permitted by Section 9.2 (including, to the extent permitted by Section 9.2, Borrower's liability and obligations under the OPIC Guaranty), neither Borrower, any of its Restricted Subsidiaries nor DJ Partners, L.P. shall incur any liability or obligation to any Unrestricted Subsidiary of any nature, or have any liability (whether by operation of law or otherwise) for any liability, Debt or obligation of any Unrestricted Subsidiary; provided, however, that nothing in this Section 9.12 shall prohibit SWAT from acting as the general partner of DJ Partners, L.P.


                                   ARTICLE X

                              FINANCIAL COVENANTS

         Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 10.1. Consolidated Working Capital of Borrower. Borrower will not permit the amount by which its Consolidated Current Assets exceeds its Consolidated Current Liabilities as of the end of any fiscal quarter to be less than $1,000,000.

         SECTION 10.2. Current Ratio of Borrower. Borrower will not permit the ratio of its Consolidated Current Assets to its Consolidated Current Liabilities as of the end of any fiscal quarter to be less than 1.0 to 1.0.

         SECTION 10.3. Ratio of Consolidated Total Debt and Consolidated Senior Debt to Consolidated Tangible Net Worth of Borrower. Borrower will not permit its consolidated total Debt as of the end of any fiscal quarter to exceed one hundred fifty percent (150%) of its Consolidated Tangible Net Worth as of the end of such fiscal quarter. Borrower will not permit its Consolidated Senior Debt as of the end of any fiscal quarter to exceed one hundred twenty percent (120%) of its Consolidated Tangible Net Worth as of the end of such fiscal quarter.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 73

         SECTION 10.4. Adjusted Consolidated Cash Flow Coverage of Borrower. If, as of the end of any fiscal quarter the aggregate Adjusted Consolidated Cash Flow of Borrower for (a) the fiscal quarter then ended is less than five percent (5%) of Borrower's Consolidated Total Covered Debt as of the end of such fiscal quarter exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, or (b) the four fiscal quarters then ended is less than twenty five percent (25%) of Borrower's Consolidated Total Covered Debt as of the end of such fiscal quarter exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, then, in either event, Borrower will, prior to the expiration of the applicable Special Cash Flow Cure Period, make a principal payment on the outstanding Loans in an amount such that, if the principal so paid had not been outstanding at the end of such fiscal quarter, the percentage set forth herein would have been satisfied for such fiscal quarter.

                                   ARTICLE XI

                                    DEFAULTS

         SECTION 11.1. Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

                 (a) Borrower shall fail to pay when due any principal of or interest on any Note, any fees or any other amount payable hereunder and such failure shall continue for a period of five (5) days;

                 (b) Borrower shall fail to observe or perform any covenant or agreement contained in Article IX or X and, as to Section 10.1 through and including 10.3 only, the continuance of such failure for a period not to exceed thirty (30) consecutive days (with respect to the first such failure within a given calendar year) and five (5) days (with respect to the second and third such failures within a given calendar year); provided that no grace period shall apply after the third such failure in any calendar year;

                 (c) Borrower, any Restricted Subsidiary or DJ Partners, L.P. shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those covered by Sections 11.1(a) and (b)) for thirty (30) days after written notice thereof has been given to Borrower by the Agent at the request of any Bank, provided, that, as to Defaults under Section 8.1(e) and (h) Borrower shall not be entitled to more than one (1) notice during each calendar year, and as to each other type of Default, Borrower shall not be entitled to more than two (2) notices during any calendar year.

                 (d) Borrower shall fail to cause the financial statements described in Section 8.1(a) to be accompanied by the opinion without qualification (except for qualifications required by changes in accounting methods with which Borrower's auditors concur) of the accountants preparing such opinion, that such financial statements were





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 74
prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position and results of operations of Borrower;

                 (e) any representation, warranty, certification or statement made or deemed to have been made by Borrower in this Agreement or by Borrower or any other Person on behalf of Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

                 (f) Borrower or any of its Subsidiaries shall fail or pay any Material Debt at maturity or any event or condition (i) shall occur which results in the acceleration of the maturity of any Material Debt of Borrower or any of its Subsidiaries, or (ii) shall occur and continue for a period of thirty (30) days (or such shorter cure period as is provided pursuant to the terms of such Material Debt) which entitles (or, with the giving of notice or lapse of time or both, would unless cured or waived, entitle) the holder of such Material Debt to accelerate the maturity thereof;

                 (g) Borrower or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (h) an involuntary case or other proceeding shall be commenced against Borrower or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any of its Subsidiaries of any of them under the federal bankruptcy laws as now or hereafter in effect;

                 (i) one (1) or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against Borrower or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 75

                 (j) one (1) or more judgments or orders for the payment of money aggregating in excess of the sum of (i) ten percent (10%) of the Total Borrowing Base then in effect, plus (ii) (A) the amount of such judgment which is covered by insurance to the satisfaction of the Agent and its counsel, and
(B) any amounts which Borrower has deposited with the Agent to be held by the Agent as security for the payment of such judgment shall be rendered against Borrower or any of its Subsidiaries, whether or not otherwise bonded or stayed; or

                 (k) any Mortgage or other security instrument (other than UCC-3 Continuation Statements) securing repayment of the Loans shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first and prior lien on any material collateral that is the subject thereof, or Borrower shall so state in writing, and such failure is not cured to the satisfaction of the Agent and its counsel within thirty (30) days after any Authorized Officer becomes aware of such failure, such thirty (30) day period may be extended for an additional thirty (30) days upon the Agent's determination that Borrower promptly commenced and is diligently attempting to cure the same;

then, and in every such event, the Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by the Required Banks, terminate the Commitments and they shall thereupon terminate, and (b) if requested by the Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided that (c) in the case of any of the Events of Default specified in Section 11.1(g) or (h), without any notice to Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

                                  ARTICLE XII

                                   THE AGENT

         SECTION 12.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Papers as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto, provided that, as between and among the Banks, the Agent will not prosecute, settle or compromise any claim against Borrower or release or institute enforcement proceedings, except with the consent of the Required Banks. Each Bank and Borrower agree that the Agent is not a fiduciary for the Banks or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 76

Borrower and the Banks and that the Agent has no duties or responsibilities to the Banks or Borrower except those expressly set forth herein.

         SECTION 12.2. The Agent and Affiliates. NationsBank of Texas, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Wells Fargo Bank, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower and its Subsidiaries or Affiliate of Borrower as if it were not the Agent hereunder.

         SECTION 12.3. Action by the Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article XI. Notwithstanding the administrative authority delegated to the Agent, the Agent shall not without the prior written approval of all Banks cause or permit any modification of the Loan Papers pertaining to (a) the scheduled payment of principal, interest or fees in respect of the Loans including the Facility A Termination Date and/or the Facility B Termination Date, (b) the rate of interest applicable to the Loans or the amount of fees payable hereunder, (c) the release or substitution of collateral for the Loans other than releases required pursuant to sales of collateral which are expressly permitted under
Section 9.5 and releases expressly contemplated by Section 5.1(a), (d) increasing the Facility A Commitment or Facility B Commitment of any Bank, or
(e) Article IV or the definitions contained in Section 1.1 applicable thereto. The Agent shall make such requests or take such actions in respect of Borrower as the Required Banks shall direct. Further, the Agent shall grant such waivers, consents or approvals in favor of Borrower as the Required Banks shall direct.

         SECTION 12.4. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 12.5. Liability of the Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct, it being the intention of the Banks that such parties shall not be liable for the consequences of their negligence. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of Borrower, (c) the satisfaction of any condition specified in Article VI, except receipt of items required to be delivered to the Agent, or (d) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith; provided,





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 77
that the Agent expressly agrees that it will exercise the same degree of care with respect to insuring the perfection and proper administration of collateral for the Obligations as it would exercise if such Obligations were held by Agent entirely for its own account. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or upon any oral notice which the Agent believes will be confirmed in writing by the proper party or parties. If the Agent fails to take any action required to be taken by it under the Loan Papers after a Default and within a reasonable time after being requested to do so by any Bank (after such requesting Bank has obtained the approval of such other Banks as required), the Agent shall not suffer or incur any liability as a result thereof, but such requesting Bank may request the Agent to resign, whereupon the Agent shall so resign pursuant to Section 12.9.

         SECTION 12.6. Delegation of Duties. The Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys, or agents.

         SECTION 12.7. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder, including without limitation, matters arising out of the Agent's own negligence.

         SECTION 12.8. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 12.9. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and Borrower. In addition, Borrower may, prior to a Default, request the designation by the Banks of a successor Agent. Upon any such request by Borrower or resignation by the Agent, the Required Banks shall have the right to appoint a successor Agent, which shall be one of the Banks. If no successor Agent shall have been so appointed by the Required Banks and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or Borrower's request for a successor Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall (a) be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and (b) unless the successor Agent is a Bank, be reasonably acceptable to Borrower. Upon the acceptance of its appointment as a successor Agent hereunder, such





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 78
successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder as the Agent, the provisions of this Section 12.9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent. Borrower shall be entitled to recommend a successor Agent at the time of designation of any successor Agent pursuant to this Section 12.9. The Banks shall give due consideration to the successor nominated by Borrower, but shall have no obligation to approve such nominee.


                                  ARTICLE XIII

                              PROTECTION OF YIELD;
                                 CHANGE IN LAWS

         SECTION 13.1. Basis for Determining Interest Rate Applicable to CD Rate Loans and Eurodollar Loans Inadequate. If on or prior to the first day of any Interest Period with respect to a Committed Borrowing:

         (a) the Agent is advised by any Bank that deposits in dollars (in the applicable amounts) are not being offered to such Bank(s) in the relevant market for such Interest Period, or

         (b) Banks having fifty percent (50%) or more of the aggregate amount of the Commitments advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their respective shares of the requested Committed Borrowing comprised of Eurodollar Loans for such Interest Period, or

         (c) Banks having fifty percent (50%) or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate as determined by the Agent will not adequately and fairly reflect the cost to such Bank(s) of funding of their respective shares of the requested Committed Borrowing comprised of CD Rate Loans for such Interest Period;

         the Agent shall give notice thereof to Borrower and the Banks, whereupon the obligations of the Banks to make Committed Eurodollar Loans or Committed CD Rate Loans (as applicable) shall be suspended until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist. Unless Borrower notifies the Agent at least two (2) Domestic Business Days before the date of any Committed Borrowing for which a Request for Committed Loans has previously been given that it elects not to borrow on such date, such Committed Borrowing shall instead be made as a Committed Borrowing comprised of Base Rate Loans.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 79

         SECTION 13.2. Illegality of CD Rate Loans or Eurodollar Loans. (a) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and/or CD Rate Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and Borrower. Until such Bank notifies Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Committed Eurodollar Loans and/or Committed CD Rate Loans (as applicable) shall be suspended. Before giving any notice to the Agent pursuant to this Section 13.2, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans or CD Rate Loans to maturity and shall so specify in such notice, Borrower shall immediately convert the principal amount of each such Eurodollar Loan or CD Rate Loans to a Committed Base Rate Loan (or a Committed CD Rate Loan or Committed Eurodollar Loan if either remains available) of an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Loans or CD Rate Loans (as applicable) of the other Banks).

                 (b) No Bank shall be required to make any Loan hereunder if the making of such Loan would be in violation of any law applicable to such Bank.

         SECTION 13.3.  Increased Cost of CD Rate Loans or Eurodollar Loans.
If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its CD Rate Loans or its Notes or its obligation to make Eurodollar Loans or CD Rate Loans or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans or CD Rate Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or CD Rate Loans or its obligation to make Eurodollar Loans or CD Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 80

                 (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Committed Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage and excluding with respect to any CD Rate Loan any such requirement included in an applicable CD Reserve Percentage) against assets of, deposits with or for the account of or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or the London interbank market or the applicable certificate of deposit market any other condition affecting its Eurodollar Loans, its CD Rate Loans, its Notes or its obligation to make Eurodollar Loans or CD Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan or CD Rate Loans, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within five (5) days after demand by such Bank (with a copy to the Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section
13.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 13.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 13.4. Alternative Committed Loans Substituted for Affected Eurodollar Loans or CD Rate Loans. If (a) the obligation of any Bank to make Eurodollar Loans or CD Rate Loans has been suspended pursuant to Section 13.2 or (b) any Bank has demanded compensation under Section 13.3 and Borrower shall, by at least five (5) Eurodollar Business Days (with respect to Eurodollar Loans) or five (5) Domestic Business Days (with respect to CD Rate Loans) prior notice to such Bank through the Agent, have elected that the provisions of this Section 13.4 shall apply to such Bank, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans which would otherwise be made by such Bank as Eurodollar Loans or CD Rate Loans (as applicable) shall be made instead as Base Rate Loans (or CD Rate Loans or Eurodollar Loans if either remains available) (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Loans or CD Rate Loans (as applicable) of the other Banks), and





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 81

                 (b) after each of its Eurodollar Loans or CD Rate Loans (as applicable) has been repaid, all payments of principal which would otherwise be applied to repay such Eurodollar Loans or CD Rate Loans (as applicable) shall be applied to repay its Base Rate Loans or CD Rate Loans or Eurodollar Loans if either remains available instead.

         SECTION 13.5. Capital Adequacy. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law), shall:

         (a) impose, modify or deem applicable any reserve, special deposit, compensatory loan, deposit insurance, capital adequacy, minimum capital, capital ratio or similar requirement against all or any assets held by, deposits or accounts with, credit extended by or to, or commitments to extend credit or any other acquisition of funds by any Bank (or its Lending Office), or impose on any Bank (or its Lending Office) any other condition, with respect to the maintenance by such Bank of all or any part of its Commitment; or

         (b) subject any Bank (or its Lending Office) to, or cause the termination or reduction of a previously granted exemption with respect to, any Tax with respect to the maintenance by such Bank of all or any part of its Commitment (other than Taxes assessed against such Bank's overall net income);

         and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of maintaining its Commitment or to reduce the amount of any sums received or receivable by it (or its Lending Office) under this Agreement or any other Loan Document, or to reduce the rate of return on such Bank's equity in connection with this Agreement, as the case may be, by an amount which such Bank deems material then, in any such case, within five (5) days of demand by such Bank (or its Lending Office) (with a copy to Agent), Borrower shall pay to such Bank (or its Lending Office) such additional amount or amounts as will compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return. Each Bank will promptly notify Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 13.5. A certificate of any Bank claiming compensation under thisSection 13.5 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                 Without limiting the foregoing, in the event any event or condition described in this Section 13.5 shall occur or arise which relates to the maintenance by any Bank





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 82
         of that part of (a) its Facility A Commitment which is in excess of its Facility A Commitment Percentage of the Facility A Borrowing Base then in effect, or (b) that part of its Facility B Commitment which is in excess of its Facility B Commitment Percentage of the Facility B Borrowing Base then in effect (such excess portion of the Facility A and Facility B Commitments of any Bank is hereinafter referred to as its "Surplus Commitment"), such Bank shall notify Agent and Borrower of the occurrence of such event or the existence of such condition and of the amount of a fee (to be computed on a per annum basis with respect to such Bank's Surplus Commitment) which such Bank determines in good faith will compensate such Bank for such additional cost, reduced benefit, reduced amount received or reduced rate of return. Within five (5) Domestic Business Days following receipt of such notice, Borrower shall notify such Bank whether it accepts or rejects such fee (if Borrowerfails to timely respond to such notice it will be deemed to have accepted such fee). If Borrower rejects such fee, the Facility A and/or B Commitments (depending on which is affected by such condition or event) of each Bank will be automatically and permanently reduced to the Facility A or Facility B (as applicable) Borrowing Base then in effect. If Borrower accepts such fee, such fee shall accrue from and after the date of such Bank's notice and shall be payable quarterly in arrears (based on the daily average balance of such Bank's Surplus Commitment) on the last day of each March, June, September and December and on the Termination Date. Such fee shall be in lieu of any amounts to which such Bank would otherwise be entitled in respect of its Surplus Commitment pursuant to the other provisions of thisSection 13.5 for the period on and after the date of such notice unless such Bank determines that such fee is not adequate to fully compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return such Bank may thereafter incur in respect of such Bank's Surplus Commitment. In that event such Bank shall be entitled to such additional compensation to which such Bank is otherwise entitled pursuant to thisSection 13.5.

         SECTION 13.6. Taxes. All amounts payable by Borrower under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Bank shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If Borrower is prohibited by law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Papers) Borrower shall pay to or for the account of such Bank such additional amount as may be necessary in order that the actual amount received by such Bank after deduction and/or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Bank would have received if such deduction or withholding were not made.

         SECTION 13.7. Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Credit Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 83
understood, however, that for the purposes of this Credit Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan and CD Rate Loan during the Interest Period for such Eurodollar Loan or CD Rate Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the CD Rate or the London InterBank Offered Rate for such Interest Period.


                                  ARTICLE XIV

                                 MISCELLANEOUS

         SECTION 14.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereof or such other address, telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 14.1 and the appropriate answerback is received or receipt is otherwise confirmed,
(b) if given by mail, one (1) Domestic Business Day after deposit in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 14.1; provided that notices to the Agent under Article II or XIII shall not be effective until received.

         SECTION 14.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Papers.


         SECTION 14.3. Expenses; Documentary Taxes; Indemnification. (a) Borrower shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Papers and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by the Agent or any Bank in connection therewith. Borrower shall indemnify each Bank against any Taxes imposed by reason of the execution and delivery of this Agreement or the Notes.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 84

                 (b) Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank (or by the Agent in connection with its actions as the Agent hereunder), relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, it being the intention hereby that a Bank or the Agent shall be indemnified for the consequences of their negligence.

         SECTION 14.4. Right and Sharing of Set-Offs. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 14.4(a) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                 (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment after the occurrence and during the continuance of an Event of Default of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks in accordance with the amounts to be paid to such Bank pursuant to Section 3.2(c); provided that nothing in this
Section 14.4 shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower other than its indebtedness under the Loans. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 85

         SECTION 14.5. Amendments and Waivers. Any provision of this Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase the total aggregate Commitments of the Banks or subject any Bank to any additional obligation, (b) forgive any of the principal of or reduce the rate of interest on any Loan or any fees hereunder,
(c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder including the Facility A Termination Date and/or the Facility B Termination Date, (d) change the percentage of the Commitments except as otherwise provided for in this Agreement or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 11.5 or any other provision of this Agreement, (e) permit Borrower to assign any of its rights hereunder, or (f) amend or waive any of the provisions of Section 2.8(b), Section 2.9 (b) or Article IV or the definitions contained in Section
1.1 applicable thereto.

         SECTION 14.6. Survival. All representations, warranties and covenants made by Borrower herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by the Banks and shall survive the delivery to the Banks of such Loan Papers or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of the Banks.

         SECTION 14.7. Limitation on Interest. Regardless of any provision contained in the Loan Papers, the Banks shall never be entitled to receive, collect, or apply, as interest on the Loans, any amount in excess of the Maximum Lawful Rate, and in the event Banks ever receive, collect or apply as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loans are paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and the Banks shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Banks shall refund to Borrower the amount of such excess and, in such event, the Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         SECTION 14.8. Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future laws effective during the term





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 86
thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.
Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 14.9. Waiver of Consumer Credit Laws. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Loans.

         SECTION 14.10. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                 (b) The Agent and Borrower may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, transfer or participation shall have been received by them. Any Bank may transfer or assign all or any part of its interest in Loans and its interest herein to any of its affiliates regardless of the term of such transfer or assignment. Any Bank may transfer or assign all or any part of its interest in Loans to any commercial bank which is a member of the Federal Reserve System and has combined capitalized and surplus and undivided profits of not less than $100,000,000. Notwithstanding the foregoing, no Bank shall transfer or assign all or any part of its Loans under this Agreement to any Person other than an affiliate of such Bank without the prior written approval of Borrower such approval to not be unreasonably withheld.

                 (c) Subject to receiving the prior written consent of Borrower, such consent to not be unreasonably withheld, each Bank shall have the right to disclose any information in its possession regarding Borrower or its Subsidiaries, or regarding any assets pledged to the Banks in connection herewith to any transferee, participant, potential transferee or potential participant of any of the Loans or any part thereof.

         SECTION 14.11. TEXAS LAW. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         SECTION 14.12. Consent to Jurisdiction; Waiver of Immunities. (a) Except to the extent required for the exercise of the remedies provided in the Mortgages and other security instruments, Borrower hereby irrevocably submit to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 87
proceeding arising out of or relating to this Agreement or any other Loan Papers, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Borrower hereby irrevocably appoints Prentice-Hall Corporate Systems, Inc. (the "Process Agent"), with an office on the date hereof at 400
N. St. Paul, Dallas, Texas 75201, as its agent to receive on behalf of Borrower proper service of copies of the summons and complaint and any other process which may be made by mailing or delivering a copy of such process to Borrower (as applicable) in care of the Process Agent at the Process Agent's above address, and Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on their behalf. Such appointment and authorization shall be automatically and immediately effective without the necessity of any further action on the part of Borrower, the Agent or the Banks in the event Borrower ceases to maintain its principal executive office in the Dallas/Fort Worth Metropolitan area. As an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in Section 14.1. Borrower agree that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (b) Nothing in this Section 14.12 shall affect any right of the Banks to serve legal process in any other manner permitted by law or affect the right of any Bank to bring any action or proceeding against Borrower or its Subsidiaries or their properties in the courts of any other jurisdictions.

                 (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of their obligations under this Agreement and the other Loan Papers.

         SECTION 14.13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

         SECTION 14.14. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than transferees or assignees of all or any part of any Bank's interest hereunder permitted pursuant to Section 14.10(b).





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 88

         SECTION 14.15. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE BANKS, THE AGENT AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BANKS, THE AGENT AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANKS, THE AGENT AND BORROWER.

         SECTION 14.16. WAIVER OF JURY TRIAL. BORROWER AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.


BORROWER:

SNYDER OIL CORPORATION,
a Delaware corporation



By: _______________________________
         Peter E. Lorenzen,
         Vice President, General Counsel


777 Main Street, Suite 2500
Fort Worth, Texas  76102
Attn:  James H. Shonsey
Telecopy No.:  817-882-5895


with a copy to:

Thomas J. Edelman
595 Madison Avenue
27th Floor
New York, New York 10022
Telecopy No.:  212-888-6877


BANKS:                                                 COMMITMENTS:
- -----                                                  -----------




FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 89

NATIONSBANK OF TEXAS, N.A.                              Facility A: $120,000,000
                                                        Facility B:  $30,000,000



By:____________________________________
   E. Murphy Markham IV, Senior Vice President





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 90

Domestic Lending Office:

NationsBank of Texas, N.A.
901 Main St.
49th Floor, NationsBank Plaza
Dallas, Texas 75202
Attn: E. Murphy Markham IV
Telecopy No.: 214-508-1286


Eurodollar Lending Office:

NationsBank of Texas, N.A.
901 Main St.
49th Floor, NationsBank Plaza
Dallas, Texas 75202
Attn: E. Murphy Markham IV
Telecopy No.: 214-508-1286



WELLS FARGO BANK, N.A.                                  Facility A: $110,000,000
                                                        Facility B: $27,500,000


By:________________________________
   Charles D. Kirkham, Vice President

Domestic Lending Office:

Wells Fargo Bank, N.A.
420 Montgomery Street
San Francisco, California  94103
Attn:  Ronnie Christian
Telecopy No.:  415-989-4319

Eurodollar Lending Office:

Wells Fargo Bank, N.A.
420 Montgomery Street
San Francisco, California  94103
Attn:  Cherri Rodgers
Telecopy No.:  213-627-8228





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 91

TEXAS COMMERCE BANK NATIONAL ASSOCIATION                Facility A: $110,000,000
                                                        Facility B:  $27,500,000


By: ___________________________________
         W. Paschall Tosch, Senior Vice President

Domestic Lending Office:

Texas Commerce Bank National Association
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201
Attn: Timothy E. Perry, Vice President
Telecopy No.: 214-922-2389

Eurodollar Lending Office:

Texas Commerce Bank National Association
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201
Attn: Timothy E. Perry, Vice President
Telecopy No.: 214-922-2389


BANK ONE TEXAS, N.A.,                                    Facility A: $60,000,000
                                                         Facility B: $15,000,000



By:________________________________
         Brad Bartek, Vice President


Domestic Lending Office:

Bank One, Texas, N.A.
500 Throckmorton
P.O. Box 2050
Ft. Worth, Texas 76113
Telecopy No.: 817-884-5622





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 92

Eurodollar Lending Office:

Bank One, Texas, N.A.
500 Throckmorton
P.O. Box 2050
Ft. Worth, Texas 76113
Telecopy No.: 817-884-5622


AGENT:

NATIONSBANK OF TEXAS, N.A.


By:________________________________
   E. Murphy Markham IV, Senior Vice President

901 Main St., 49th Floor
Dallas, Texas 75202
Attn: E. Murphy Markham IV
Telecopy No.: 215-508-1286





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 93

                                                                       Exhibit A

                          CERTIFICATE OF EFFECTIVENESS

         This Certificate of Effectiveness (the "Certificate") is executed the __ day of ________, 1994 by and between Snyder Oil Corporation ("Borrower") and NationsBank of Texas, N.A., as Agent for the Banks under and as defined in that certain Fifth Restated Credit Agreement (the "Agreement") dated as of the 30th day of June, 1994 by and among Borrower, Agent and the banks named therein. This Certificate is executed pursuant to Section 6.1 of the Agreement. This Certificate is the "Certificate of Effectiveness" therein referenced. Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Agreement. The Borrower and the Agent on behalf of itself and the Banks hereby acknowledge and agree as follows:

         1. Except as set forth in that certain letter agreement by and between Borrower and Agent of even date herewith, Borrower has satisfied each condition precedent to the effectiveness of the Agreement contained in Section 6.1 of the Agreement.

         2.      The Agreement is effective as of the date hereof.

         Executed and effective as of the date and year first above written.

                                     NATIONSBANK OF TEXAS, N.A.,
                                     as Agent for the Banks


                                     ___________________________________________
                                     E. Murphy Markham IV,
                                     Senior Vice President


                                     SNYDER OIL CORPORATION


                                     ___________________________________________
                                     Peter Lorenzen
                                     Vice President, General Counsel





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 94

                                                                     Exhibit B-1
                        FORM OF COMPETITIVE BID REQUEST


NationsBank of Texas, N.A., as Agent for
  the Banks parties to the Credit Agreement referred to below
901 Main Street
Dallas, Texas 75202

Dear Sirs:

         Reference is made to the Fifth Restated Credit Agreement dated as of June 30, 1994 (as said Credit Agreement may from time to time be amended, the "Credit Agreement"), among the undersigned, the Banks named therein, and NationsBank of Texas, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section
2.3.1 of the Credit Agreement that it requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing is requested to be made:

(A)      Borrowing Date of Competitive Bid Borrowing
         (which is a (Eurodollar/Domestic) Business Day)

(B)      Type of Competitive Bid Borrowing(1)

(C)      Principal Amount of Competitive Bid Borrowing(2)

(D)      Interest rate basis(3)

(E)      Interest Period and the last day thereof(4)





____________________

     (1) Competitive Bid Borrowing comprised of Facility A Loans or Facility B Loans.

     (2) If the Competitive Bid Borrowing is to be comprised of Facility A Loans, not less than $5,000,000 or greater than the unused Total Facility A Commitment and in integral multiples of $500,000 and if the Competitive Bid Borrowing is to be comprised of Facility B Loans, not less than $5,000,000 or greater than the Unused Facility B Availability and in integral multiples of $500,000.

     (3)    Eurodollar Loan or Fixed Rate Loan.

     (4) Which shall have a duration (i) in the case of the Eurodollar Loan, of one, two, three, six, nine or twelve months, and (ii) in the case of a Fixed Rate Loan, of not less than 7 calendar days nor more than 360 calendar days, and which, in either case, shall end not later than the applicable Facility A Termination Date or Facility B Termination Date, as the case may be.






FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 95

                 By delivery of this Competitive Bid Request and the acceptance of any or all of the Competitive Bid Loans offered by the Banks in response to this Competitive Bid Request, the undersigned shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article VI of the Credit Agreement have been satisfied with respect to the Competitive Bid Borrowing requested hereby.


                                        Very truly yours.

                                        SNYDER OIL CORPORATION

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 96

                                                                     Exhibit B-2

               FORM OF NOTICE TO BANKS OF COMPETITIVE BID REQUEST



(Name of Bank)
(Address of Bank)
                                                                          (Date)
Attention:


Dear Sirs:

         Reference is made to the Fifth Restated Credit Agreement dated as of June 30, 1994 (as said Credit Agreement may from time to time be amended, the "Credit Agreement"), among Snyder Oil Corporation (the "Company"), the Banks named therein, and the undersigned, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company delivered a Request for Competitive Bids requesting a Competitive Bid on ________________ ___________, 19____ pursuant to Section 2.3.1(a) of the Credit Agreement, and in that connection your are
invited to submit a Competitive Bid by       (Date)/(Time)    .(5) Your
Competitive Bid must comply with Section 2.3.1(b) of the Credit Agreement, and the terms set forth below on which the Notice of Competitive Bid Borrowing was made:

(A)      Date of Competitive Bid Borrowing              ______________________

(B)      Principal Amount of Competitive Bid Borrowing  ______________________

(C)      Type of Competitive Bid Borrowing(6)           ______________________

(D)      Interest rate basis                            ______________________

(E)      Interest Period and the last day thereof       ______________________


____________________

       5 The Competitive Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than 12:00 noon, (Dallas, Texas time), four Business Days before a proposed Competitive Bid Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., (Dallas, Texas time), one Business Day before a proposed Competitive Bid Borrowing.

       6    Facility A Loans or Facility B Loans.





FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 97

                                        Very truly yours.

                                        NATIONSBANK OF TEXAS, N.A., Agent


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________






FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 98

                            FORM OF COMPETITIVE BID                  Exhibit B-3


NationsBank of Texas, N.A.
  Agent for the Banks referred to below
901 Main Street
Dallas, Texas 75202
(Date)

Dear Sirs:

         The undersigned, (Name of Bank), refers to the Fifth Restated Credit Agreement dated as of June 30, 1994 (as said Credit Agreement may from time to time be amended, the "Credit Agreement"), among Snyder Oil Corporation (the "Company"), the Banks named therein, and NationsBank of Texas, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.3.1(b) of the Credit Agreement, in response to the Request for Competitive Bids (the "Competitive Bid Request") made by the Company on ______________, 19___, and in that connection sets forth below the terms on which the such Competitive Bid is made:

(A)      Type of Competitive Bid Loan(7)         _______________________

(B)      Interest Rate Basis(8)                  _______________________

(D)      Principal Amount(9)                     _______________________

(E)      Competitive Bid Margin(10)              _______________________

(F)      Interest Period and the last            _______________________
         day thereof(11)





____________________

     (7)    Facility A Loan or Facility B Loan.

     (8)    Eurodollar Loan or CD Rate Loan.

     (9) In the case of Facility A Loans, not less than $1,000,000 or greater than such Bank's Facility A Commitment reduced by such Bank's Adjusted Facility A Commitment Percentage of the Facility A Outstandings and in integral multiples of $500,000. In the case of Facility B Loans, not less than $1,000,000 or greater than such Bank's Adjusted Facility B Percentage of the Unused Facility B Availability and in integral multiples of $500,000. Multiple bids will be accepted by the Agent

     (10) i.e., the Adjusted London Interbank Offered Rate plus ___% in the case of Eurodollar Loans or ______% in the case of Fixed Rate Loans (in each case expressed in the form of a decimal to no more than four decimal places).

     (11) The Interest Period must be the Interest Period specified in the Competitive Bid Request.






FIFTH RESTATED CREDIT AGREEMENT                                          PAGE 99

         The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with
Section 2.3.1(d) of the Credit Agreement. The undersigned hereby represents that the sum of (i) the aggregate outstanding principal amount of all Committed
( ) Facility A ( ) Facility B Loans made by it, plus (ii) the aggregate outstanding principal amount of all Competitive Bid ( ) Facility A ( ) Facility B Loans made by it (after giving effect to this Competitive Bid) does not exceed the undersigned's ( ) Facility A ( ) Facility B Commitment.

                                        Very truly yours.

                                        (NAME OF BANK)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________






FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 100

                                                                     Exhibit B-4

                          REQUEST FOR COMMITTED LOANS


         Reference is made to that certain Fifth Restated Credit Agreement dated as of June 30, 1994, (as from time to time amended, the "Agreement") by and among Snyder Oil Corporation ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"), and certain other Banks named therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests each Bank to make a ( ) Committed Facility A ( ) Committed Facility B Loan to Borrower in the amount allocated to such Bank pursuant to Section 2.1(a) or 2.2(a) of the Agreement (as applicable) of the full amount of the Borrowing requested hereby, said amount being $___________________________ to be advanced on ________________________,
19___.

         Borrower requests that the Committed Loans to be made hereunder shall be Base Rate Loans, CD Rate Loans and/or Eurodollar Loans and shall have the interest Periods all as set forth below:


         Type of Loan                              Aggregate Amount                           Interest Period
         ------------                              ----------------                           ---------------








         Borrower and the officer of Borrower signing this instrument hereby certify that:

                 (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer signature hereto;

                 (b) The representations and warranties of borrower set forth in the Agreement and the Loan Papers delivered to Banks are true and correct on and as of the date hereof, with the same effect as thought such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of Borrower or any of its Subsidiaries since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Agreement.

                 (c) There does not exist on the date hereof, any condition or event which constitutes a Default, nor will any such Default exist upon Borrower's receipt and





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 101
         application of the proceeds requested hereby. Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

                 (d) Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to making of Loans contained in the Agreement remain satisfied in all material respects.

                 (e)  After the making of the Committed Loans requested hereby,
         (i) Borrower's Consolidated Senior Debt will not be in excess of the Total Borrowing Base on the date requested for the making of such Committed Loans, (ii) Borrower's Adjusted Consolidated Senior Debt will not exceed the Facility A Borrowing Base, and (iii) The Facility A Outstandings shall not exceed the Facility A Borrowing Base.

         IN WITNESS WHEREOF, this instrument is executed as of _________, 19___.


                                        SNYDER OIL CORPORATION
                                        a Delaware corporation



                                        By:_______________________________
                                        Its:______________________________





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 102

                                                                     Exhibit C-1
                           COMMITTED FACILITY A NOTE



$_______________                 Dallas, Texas                      July 5, 1994


         FOR VALUED RECEIVED, the undersigned, Snyder Oil Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of (Name of Bank or Lending Office) ("Payee"), at the offices of NationsBank of Texas, N.A., as Agent (herein so called) for Payee and the other Banks hereinafter described at the offices of Agent, 901 Main St., 49th Floor, Dallas, Texas 75202, Dallas County, Texas, the principal sum of (Amount of such Bank's Facility A Commitment) ($___________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Committed Facility A Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Fifth Restated Credit Agreement dated as of June 30, 1994 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among Maker, Payee, and the other Banks named therein and is one of the "Committed Facility A Notes" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Agent above referenced from the date hereof at the rates applicable to Committed Facility A Loans provided in the Agreement.

         Accrued interest shall be due and payable on the expiration of each Interest Period with respect to those Loans which are subject to the Interest Period then expiring. The principal balance of the Committed Facility A Loans evidenced by this Committed Facility A Note shall be paid at the times and in the amounts required by Sections 2.10(a), 3.2, 4.5 and 10.4 of the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest therein shall be due and payable in full on the Facility A Termination Date.

         Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Committed Facility A Note from time to time and at any time, in whole or in part.

         Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 103

(provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Committed Facility A Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate and
(b) the Base Rate plus 4% until paid.

         Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.6(a), (b) or (c) of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Committed Facility A Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Committed Facility A Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Committed Facility A Note, the total amount of interest paid or accrued on this Committed Facility A Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Committed Facility A Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Facility A Note.

                                        SNYDER OIL CORPORATION,
                                        a Delaware corporation



                                        By:_____________________________________

                                        Its:____________________________________





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 104

                  COMMITTED FACILITY A LOANS, MATURITIES, AND
                       PAYMENTS OF PRINCIPAL AND INTEREST


                                                      Rate of
                                                     Interest
                     Amount of     Maturity of     Applicable to
                     Committed      Committed        Committed       Amount of       Amount of        Unpaid
    Borrowing       Facility A      Facility A      Facility A       Principal       Interest       Principal      Notation Made
       Date            Loan            Loan            Loan             Paid           Paid          Balance            By
    ---------       -----------    -----------     -------------     ---------       ---------      ---------      -------------






FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 105

                                                                     Exhibit C-2
                        COMPETITIVE BID FACILITY A NOTE



$_______________                Dallas, Texas                       July 5, 1994


         FOR VALUED RECEIVED, the undersigned, Snyder Oil Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of (Name of Bank or Lending Office) ("Payee"), at the offices of NationsBank of Texas, N.A., as Agent (herein so called) for Payee and the other Banks hereinafter described at the offices of Agent, 901 Main St., 49th Floor, Dallas, Texas 75202, Dallas County, Texas, the principal sum of (Amount of such Bank's Facility A Commitment) ($___________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Competitive Bid Facility A Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Fifth Restated Credit Agreement dated as of June 30, 1994 (as hereafter renewed, extended, amended or supplemented, the "Agreement") among Maker, Payee, and the other Banks named therein and is one of the "Competitive Bid Facility A Notes" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Agent above referenced from the date hereof at the rates provided in the Agreement applicable to Competitive Bid Facility A Loans and in the applicable Competitive Bids under which Competitive Bid Facility A Loans outstanding hereunder are made.

         Accrued interest shall be due and payable on the expiration of each Interest Period with respect to those Loans which are subject to the Interest Period then expiring. The principal balance of the Competitive Bid Facility A Loans evidenced by this Competitive Bid Facility A Note shall be paid at the times and in the amounts required by Sections 2.10(a), 3.2, 4.5 and 10.4 of the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest therein shall be due and payable in full on the Facility A Termination Date. The amount and type of each Competitive Bid Facility A Loan made by the Bank to the Maker and the maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Competitive Bid Facility A Note.





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 106

         Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Competitive Bid Facility A Note from time to time and at any time, in whole or in part.

         Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Competitive Bid Facility A Note shall, at the option of the holder hereof, bear interest at the lesser of
(a) the Maximum Lawful Rate and (b) the Base Rate plus 4% until paid.

         Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.6(b) or (d) of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Competitive Bid Facility A Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Competitive Bid Facility A Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Competitive Bid Facility A Note, the total amount of interest paid or accrued on this Competitive Bid Facility A Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Competitive Bid Facility A Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and
(b) the amount of interest actually paid or accrued on this Facility A Note.

                                    SNYDER OIL CORPORATION,
                                    a Delaware corporation



                                    By:_______________________________
                                    Its:______________________________





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 107

                 COMPETITIVE BID FACILITY A LOANS, MATURITIES,
                     AND PAYMENTS OF PRINCIPAL AND INTEREST


                    Amount of       Maturity of     Rate of Interest
                   Competitive      Competitive       Applicable to       Amount of      Amount of        Unpaid
    Borrowing    Bid Facility A    Bid Facility      Competitive Bid      Principal       Interest       Principal     Notation Made
      Date            Loan            A Loan         Facility A Loan        Paid            Paid          Balance            By
    ---------    --------------    ------------     ----------------      ---------      ---------       ---------     -------------






FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 108

                                                                     Exhibit D-1

                           COMMITTED FACILITY B NOTE


$_____________                   Dallas, Texas                      July 5, 1994

         FOR VALUED RECEIVED, the undersigned, Snyder Oil Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of (Name of Bank or Lending Office) ("Payee"), at the offices of NationsBank of Texas, N.A., as Agent (herein so called) for Payee and the other Banks hereinafter described at the offices of Agent, 901 Main St., 49th Floor, Dallas, Texas, 75202, Dallas County, Texas, the principal sum of (Amount of such Bank's Facility B Commitment) ($_____________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Committed Facility B Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Fifth Restated Credit Agreement dated June 30, 1994, (as hereafter renewed, extended, amended, or supplemented, the "Agreement"), among Maker, Payee, and the other Banks named therein and is one of the "Committed Facility B Notes" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Agent above referenced from the date hereof at the rates applicable to Committed Facility B Loans provided in the Agreement.

         Accrued interest shall be due and payable on the expiration of each Interest Period with respect to those Loans which are subject to the Interest Period then expiring. The principal balance of the Loans evidenced by this Committed Facility B Note shall be paid at the times and in the amounts required by Sections 2.10(a), 3.2, 4.5 and 10.4 of the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest therein shall be due and payable in full on the Facility B Termination Date.

         Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Committed Facility B Note from time to time and at any time, in whole or in part.

         Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Committed Facility B Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 109
hereby waived, and the holder hereof shall have the right to offset against this Committed Facility B Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Committed Facility B Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate and (b) the Base Rate plus 4% until paid.

         Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.6(a), (b) or (c) of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Committed Facility B Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Committed Facility B Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Committed Facility B Note, the total amount of interest paid or accrued on this Committed Facility B Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Committed Facility B Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Committed Facility B Note.

                                    SNYDER OIL CORPORATION,
                                    a Delaware corporation



                                    By:_______________________________

                                    Its:______________________________






FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 110

                  COMMITTED FACILITY B LOANS, MATURITIES, AND
                       PAYMENTS OF PRINCIPAL AND INTEREST


                                                      Rate of
                                                     Interest
                     Amount of     Maturity of     Applicable to
                     Committed      Committed        Committed       Amount of       Amount of        Unpaid
    Borrowing       Facility B      Facility B      Facility B       Principal       Interest       Principal      Notation Made
       Date            Loan            Loan            Loan             Paid           Paid          Balance            By
    ---------       ----------     -----------     -------------     ---------       ---------      ---------      -------------






FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 111

                                                                     Exhibit D-2
                        COMPETITIVE BID FACILITY B NOTE



$_______________                 Dallas, Texas                      July 5, 1994


         FOR VALUED RECEIVED, the undersigned, Snyder Oil Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of (Name of Bank or Lending Office) ("Payee"), at the offices of NationsBank of Texas, N.A., as Agent (herein so called) for Payee and the other Banks hereinafter described at the offices of Agent, 901 Main St., 49th Floor, Dallas, Texas 75202, Dallas County, Texas, the principal sum of (Amount of such Bank's Facility B Commitment) ($___________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Competitive Bid Facility B Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Fifth Restated Credit Agreement dated June 30, 1994, (as hereafter renewed, extended, amended, or supplemented the "Agreement") among Maker, Payee, and the other Banks named therein and is one of the "Competitive Bid Facility B Notes" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Agent above referenced from the date hereof at the rates applicable to Competive Bid Facility A Loans provided in the Agreement and in the applicable Competitive Bids under which Competitive Bid Facility B Loans outstanding hereunder are made.

         Accrued interest shall be due and payable on the expiration of each Interest Period with respect to those Loans which are subject to the Interest Period then expiring. The principal balance of the Competitive Bid Facility B Loans evidenced by this Competitive Bid Facility A Note shall be paid at the times and in the amounts required by Sections 2.10(a), 3.2, 4.5 and 10.4 of the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest therein shall be due and payable in full on the Facility B Termination Date. The amount and type of each Competitive Bid Facility B Loan made by the Bank to the Maker and the maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Competitive Bid Facility B Note.





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 112

         Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Competitive Bid Facility B Note from time to time and at any time, in whole or in part.

         Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Competitive Bid Facility B Note shall, at the option of the holder hereof, bear interest at the lesser of
(a) the Maximum Lawful Rate and (b) the Base Rate plus 4% until paid.

         Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.6(a), (b) or (c) of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Competitive Bid Facility B Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Competitive Bid Facility B Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Competitive Bid Facility B Note, the total amount of interest paid or accrued on this Competitive Bid Facility B Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Competitive Bid Facility B Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and
(b) the amount of interest actually paid or accrued on this Facility B Note.

                                    SNYDER OIL CORPORATION,
                                    a Delaware corporation



                                    By:_______________________________

                                    Its:______________________________







FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 113

                 COMPETITIVE BID FACILITY B LOANS, MATURITIES,
                     AND PAYMENTS OF PRINCIPAL AND INTEREST


                    Amount of       Maturity of     Rate of Interest
                   Competitive      Competitive       Applicable to       Amount of      Amount of        Unpaid
    Borrowing    Bid Facility B    Bid Facility      Competitive Bid      Principal       Interest       Principal     Notation Made
      Date            Loan            B Loan         Facility B Loan        Paid            Paid          Balance            By
    ---------    --------------    ------------     ----------------      ---------      ---------       ---------     -------------






FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 114

                                                                       Exhibit E

                       CERTIFICATE OF OWNERSHIP INTEREST

         This Certificate of Ownership Interest (this "Certificate") is executed and delivered pursuant to that certain Fifth Restated Credit Agreement dated June 30, 1994 but effective for all purposes as of July 5, 1994 (the "Agreement"), by and among Snyder Oil Corporation, as Borrower, NationsBank of Texas, N.A., as Agent and certain other Banks named therein. Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in the Agreement.

         In order to induce each Bank to enter into the Agreement and to make Loans thereunder, Borrower hereby represents and warrants to each Bank that (a) with the exception of (i) oil and gas properties and Related Assets which are clearly identified as being owned by Unrestricted Subsidiaries, and (ii) oil and gas properties and Related Assets the disposition of which was permitted under Section 9.5 of the Existing Credit Agreement, Borrower and the Restricted Subsidiaries hold valid and indefeasible title, beneficially and of record, subject only to Permitted Encumbrances, to the working interests and net revenue interests in and to all material oil and gas properties which are set forth in the most recent Reserve Report delivered to Banks pursuant to the Existing Credit Agreement, and (b) Borrower and the Restricted Subsidiaries hold valid and indefeasible title, subject only to Permitted Encumbrances, to all material Related Assets which are the subject of the most recent Related Asset Report delivered to the Banks pursuant to the Existing Credit Agreement.

         Borrower acknowledges and agrees that the Banks are relying on this Certificate and the representations and warranties hereon contained in entering into the Agreement and committing to make Loans thereunder, and but for Borrower's execution and delivery of this Certificate, Banks would not enter into the Agreement and commit make Loans to Borrower thereunder.

         Executed the ____ day of _______, 1994.

                                        SNYDER OIL CORPORATION,
                                        a Delaware corporation


                                        By:_____________________________________
                                        Its:____________________________________





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 115

                                   SCHEDULE 1

                     SUBSIDIARIES OF SNYDER OIL CORPORATION
                              as of June 30, 1994


Snyder Oil Corporation, a Delaware corporation

         1.      SOCO Holdings, Inc., a Delaware corporation

                 a.   Mexican Flats Service Company, a Delaware corporation
                 b.   Western Transmission Corporation, a Delaware corporation
                 c.   Wyoming Gathering and Production Company, a Delaware
                        corporation
                 d.   Snyder Acquisition Corporation, a Texas corporation
                 e.   Snyder Gas Marketing, Inc., a Delaware corporation

         2.      Institutional Services, Inc., a Delaware corporation

         3.      SOCO Thomasville, Inc., a Delaware corporation

                 a.   Snyder 3300 Limited Partnership, a Texas limited
                        partnership
                 b.   Snyder Sourgasco Limited Partnership, a Texas limited
                        partnership

         4.      Thomasville Energy Corporation, a Delaware corporation

         5.      SOCO Technologies, Inc., a Delaware corporation

         6.      SOCO Wattenberg Corporation, a Delaware corporation

         7.      SOCO California Properties, Inc., a Delaware corporation

         8.      SOCO International, Inc., a Delaware corporation

                 a.   SOCO Tunisia, Inc. a Delaware corporation
                 b.   SOCO Perm Russia, Inc., a Delaware corporation
                 c.   SOCO Mongolia, Inc., a Delaware corporation
                 d.   SOCO Australia Limited, a British Virgin Islands
                        corporation

                      (i)  SOCO Australia Pty Limited, an Australian corporation

         9.      Snyder Fluid Technologies, Inc., a Delaware corporation

         10.     SOCO Gas Systems, Inc., a Delaware corporation





FIFTH RESTATED CREDIT AGREEMENT                                         PAGE 116